UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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Crown Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

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Crown Holdings, Inc.
One Crown Way
Philadelphia, Pennsylvania 19154
________________________

NOTICE OF 2013 ANNUAL MEETING OF SHAREHOLDERS
________________________

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of CROWN HOLDINGS, INC. (the “Company”) will be held at the Company’s office located at One Crown Way, Philadelphia, Pennsylvania on the 25th day of April 2013 at 9:30 a.m. to elect Directors; to ratify the appointment of independent auditors for the fiscal year ending December 31, 2013; to adopt the 2013 Stock-Based Incentive Compensation Plan (the “Stock Plan”); to conduct a non-binding say-on-pay advisory vote on the compensation of Named Executive Officers as disclosed in this Proxy Statement; and to transact such other business as may properly come before the Annual Meeting.

Only Shareholders of Common Stock of record as of the close of business on March 5, 2013 will be entitled to vote.

By Order of the Board of Directors

WILLIAM T. GALLAGHER
Senior Vice President, Secretary
& General Counsel
Philadelphia, Pennsylvania
March 18, 2013

Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to Be Held on April 25, 2013:

The Proxy Statement and Proxy Card relating to the Annual Meeting of Shareholders and the Annual Report to Shareholders are available at
http://investors.crowncork.com/phoenix.zhtml?c=85121&p=proxy

Crown Holdings, Inc.
One Crown Way
Philadelphia, Pennsylvania 19154
________________________

PROXY STATEMENT
2013 Annual Meeting of Shareholders

QUESTIONS AND ANSWERS ABOUT THE 2013 ANNUAL MEETING

Why am I receiving these materials?

The Company is providing you this Proxy Statement, the accompanying Proxy Card and a copy of our Annual Report for the year ended December 31, 2012, containing audited financial statements, in connection with our Annual Meeting of Shareholders to be held on April 25, 2013 at 9:30 a.m. at the Company’s office located at One Crown Way, Philadelphia, Pennsylvania, or at any adjournments or postponements of the Annual Meeting.  As a Shareholder of the Company, you are cordially invited to attend the Annual Meeting and are entitled and requested to vote on the matters described in this Proxy Statement.  The accompanying Proxy is solicited on behalf of the Board of Directors of the Company. This Proxy Statement and the accompanying Proxy Card and Annual Report are being mailed to our Shareholders on or about March 18, 2013.

What is a Proxy?

A Proxy is your legal designation of another person to vote, in accordance with your instructions, the shares that you own.  The person you appoint to vote your shares is also called a Proxy.  On the Proxy Card you will find the names of the persons designated by the Company to act as Proxies to vote your shares at the Annual Meeting.  The Board is asking you to allow any of the persons named as Proxies on the Proxy Card (all of whom are Officers of the Company) to vote your shares at the Annual Meeting.  The Proxies are required to vote your shares in the manner you instruct.

Who is entitled to vote?

Only Shareholders as of the close of business on March 5, 2013 (the “Record Date”) are entitled to receive notice of, to attend and to vote at the Annual Meeting, or any postponement or adjournment of the Annual Meeting.  Each Shareholder has one vote per share on all matters to be voted on.  As of the Record Date, there were 143,557,743 shares of Common Stock outstanding.

What is the difference between holding shares as a Shareholder of record and as a beneficial owner?

If your shares are registered directly in your name with Wells Fargo Shareowner Services, the Company’s stock transfer agent, you are considered the Shareholder of record with respect to those shares.

If your shares are held in an account at a brokerage firm, bank, trust or other nominee as custodian on your behalf, you are considered the beneficial owner of these shares although your shares are registered in the name of the brokerage firm, bank, trust or other nominee.  Shares held in this manner are commonly referred to as being held in “street name.”  As the beneficial owner of the shares, you have the right to direct your broker, bank, trustee or other nominee how to vote your shares by instructing your broker, bank, trustee or other nominee using the vote instruction card sent to you along with this Proxy Statement.  You also are invited to attend the Annual Meeting. However, because a beneficial owner is not the Shareholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, bank, trustee or nominee in whose name your shares are held, giving you the right to vote the shares at the Annual Meeting.

What proposals will be voted on at the Annual Meeting?

Shareholders will vote on four proposals at the Annual Meeting:

•	The election of Directors;

•	The ratification of the appointment of the Company’s independent auditors for the fiscal year ending December 31, 2013;

•	The adoption of the Stock Plan; and

•	A non-binding say-on-pay advisory vote on the compensation of the Named Executive Officers as disclosed in this Proxy Statement.

The Company will also consider any other business that properly comes before the Annual Meeting in accordance with Pennsylvania law and the Company’s By-Laws.

How does the Board of Directors recommend that I vote?

The Board of Directors recommends that you vote your shares:

•	“FOR” each of the nominees for election to the Board;

•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for 2013;

•	“FOR” the adoption of the Stock Plan; and

•	“FOR” the approval of the non-binding advisory resolution on the compensation of the Named Executive Officers as disclosed in this Proxy Statement.

What happens if additional matters are presented at the Annual Meeting?

Other than the items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a Proxy to the persons named on the Proxy Card, they will have the discretion to vote your shares in their best judgment with respect to any additional matters properly brought before the Annual Meeting in accordance with Pennsylvania law and the Company’s By-Laws.  Moreover, if for any reason any of our nominees is not available as a candidate for Director, the persons named as Proxies will vote the Proxies for any other candidate who may be nominated by the Board.

How do I vote my shares?

There are four different ways to vote your shares.  You may vote by Proxy by:

•
telephone, using the toll-free number listed on each Proxy Card (if you are a Shareholder of record) or vote instruction card (if your shares are held in street name by a bank, broker, trust or other nominee);

•	the Internet, at the address provided on the cover page of this Proxy Statement or on each Proxy Card or vote instruction card; or

•
marking, signing, dating and mailing the Proxy Card or vote instruction card and returning it in the envelope provided. If you return your signed Proxy Card or vote instruction card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR Proposals 1 through 4.

You may also vote in person at the Annual Meeting if you are a Shareholder of record.  If a brokerage firm, bank, trust or other nominee holds your shares in street name, you must obtain a legal proxy from that firm before you can vote the shares at the Annual Meeting.

The deadline for voting by telephone or electronically through the Internet is 12:00 p.m. Central Time, April 24, 2013.

Will my shares be voted if I do not provide my Proxy?

It depends on whether your shares are registered directly in your own name or are held on your behalf in the name of a brokerage firm, bank, trust or other nominee.  If you are a registered Shareholder holding your shares directly in your own name, your shares will not be voted unless you provide a Proxy or vote in person at the Annual Meeting.  In the case of shares held in street name, brokerage firms generally have the authority to vote their clients’ unvoted shares in their discretion on certain routine matters.  For example, if your shares are held in the name of a brokerage firm and you do not provide voting instructions, that firm can vote your shares with respect to the ratification of the appointment of independent auditors, as this matter is considered routine under the applicable New York Stock Exchange (“NYSE”) rules.  All other matters to be voted on at the Annual Meeting are not considered routine, and your broker cannot vote your shares on those matters without your instruction.

The Company urges you to instruct your broker, bank, trust or other nominee on how to vote your shares.

What are “broker non-votes”?

A broker non-vote occurs when a brokerage firm holding shares for a beneficial owner does not vote on a particular proposal because the broker has not received voting instructions. The NYSE rules, to which brokers are subject, direct that certain matters submitted to a vote of shareholders are “routine” items and generally permit brokers to vote on these “routine” matters in their discretion on behalf of beneficial owners who have not furnished voting instructions. Brokers may not vote on “non-routine” proposals unless they have received voting instructions from the beneficial owner, and, to the extent that they have not received voting instructions, brokers, when voting their clients’ shares with respect to routine proposals, report their clients’ shares as “non-votes” with respect to such non-routine matters. Under current NYSE rules, only Proposal 2 (ratification of auditors) in this Proxy Statement is a routine item.

What constitutes a quorum?

The presence, in person or by Proxy, of Shareholders entitled to cast a majority of votes will be necessary to constitute a quorum for the transaction of business at the Annual Meeting.  WITHHOLD votes with respect to Director nominees, abstentions and broker non-votes will be counted in determining the presence of a quorum.

Under Pennsylvania law and the Company’s By-Laws, abstentions and broker non-votes are not considered to be “votes” and, therefore, although counted for purposes of determining a quorum, will not be given effect either as affirmative or negative votes.

What vote is needed for the election of Directors, and is there a Majority Vote policy?

With regard to Proposal 1, Shareholders may vote FOR or WITHHOLD with respect to the election of Directors.  Directors are elected by a plurality of the votes cast, in person or by Proxy, subject to the Company’s majority vote By-Law described below.  The Company’s By-Laws set forth the procedures if a Director nominee does not receive at least a majority of votes cast in an uncontested election of Directors where a quorum is present.  In an uncontested election, an incumbent Director nominee who receives the support of less than a majority of the votes cast at an Annual Meeting, although deemed to have been elected to the Board by plurality vote, must promptly tender his or her resignation to the Board.  In an uncontested election, if a nominee who is not an incumbent does not receive the vote of at least a majority of the votes cast, the nominee will be deemed to have been elected to the Board by plurality vote and to have immediately resigned.

For this purpose, “majority of votes cast” means the number of shares FOR a Director’s election exceeds 50% of the number of votes cast with respect to the Director’s election.  “Votes cast” include only FOR and WITHHOLD votes.  Under Pennsylvania law and the Company’s By-Laws, abstentions and broker non-votes are not considered to be “votes” and, therefore, will not be given effect either as affirmative or negative votes.

The Nominating and Corporate Governance Committee will evaluate the tendered resignation of an incumbent Director who does not receive a majority vote in an uncontested election and make a recommendation to the Board as to whether such resignation should be accepted.  The Board will act on the tendered resignation and publicly disclose its decision within 90 days from the date of certification of election results.  If the incumbent’s resignation is not accepted by the Board, such Director will continue to serve until the next Annual Meeting and until his or her successor is duly elected and qualified or until such Director’s earlier death, resignation or removal.  If the Director’s resignation is accepted by the Board, the Board may fill the resulting vacancy or decrease the size of the Board pursuant to the Company’s By-Laws.  The Company believes this policy reflects the Company’s dedication to maintaining the highest quality corporate governance practices and commitment to addressing Shareholder concerns.

To be eligible to stand for election, each nominee who agrees to be nominated also must agree, in writing, to be bound by the resignation provisions in the event the nominee does not receive a majority of the votes cast in an uncontested election.

What vote is needed for all other proposals?

All other proposals to be submitted to the Shareholders at the Annual Meeting require the affirmative vote of a majority of the votes cast, in person or by Proxy.

Proposal 2 (ratification of auditors) is a “routine” matter under NYSE rules, and brokers may vote in their discretion on behalf of clients who have not furnished voting instructions.  Abstentions will not be treated as votes cast and will have no effect on the outcome of the vote on this proposal.

Proposals 3 and 4 (approval of the Stock Plan and the non-binding advisory vote on executive compensation, respectively) are “non-routine” matters under NYSE rules, and brokers are prohibited from voting on either of these proposals without receiving instructions from the beneficial owners of the shares.  Broker non-votes will not be considered as votes cast and will have no effect on the outcome of the votes on these proposals.  Abstentions likewise will not be treated as votes cast for purposes of these proposals and will have no effect on the outcome of the votes.

Can I change or revoke my vote after I have delivered my Proxy?

Yes. If you are a Shareholder of record, prior to the Annual Meeting you may change your vote by submitting a later-dated Proxy in one of the manners authorized and described in this Proxy Statement (by Proxy Card or via the Internet or by telephone). You may also give a written notice of revocation to our Secretary, so long as it is delivered to our Secretary at our principal executive offices prior to the beginning of the Annual Meeting, or given to our Secretary at the Annual Meeting prior to the time your Proxy is voted at the Annual Meeting. You also may revoke any Proxy given pursuant to this solicitation by attending the Annual Meeting and voting in person by ballot.  If you hold your shares through a brokerage firm, bank, trust or other nominee, please follow the instructions provided by your nominee as to how you may change your vote or obtain a “legal proxy” to vote your shares if you wish to cast your vote in person at the Annual Meeting.

Who can attend the Annual Meeting?

Attendance at the Annual Meeting is limited to Company employees and Shareholders as of March 5, 2013.  If you hold your shares through a brokerage firm, bank, trust or other nominee, you will need proof of beneficial ownership to be admitted to the Annual Meeting.  A recent brokerage statement or a letter from your bank are examples of proof of ownership.  You will not be allowed to use video and audio recording devices in the Annual Meeting.  All Annual Meeting attendees may be asked to present a valid, government-issued photo identification, such as a driver’s license or passport, before entering the Annual Meeting, and attendees will be subject to security inspections.

Where can I find voting results of the Annual Meeting?

The Company will announce the preliminary voting results at the Annual Meeting and publish the final results in a Form 8-K filed with the Securities and Exchange Commission (“SEC”) within four business days after the date of the Annual Meeting.

Who conducts the Proxy solicitation, and how much will it cost?

The Company has engaged D.F. King & Co., Inc. to assist in the solicitation of Proxies for a fee of $10,000 plus reimbursement for out-of-pocket expenses and certain additional fees for services rendered in connection with such solicitation.  Certain Officers and employees of the Company may also solicit Proxies by mail, telephone, facsimile or in person without any extra compensation.  The Company bears the cost of soliciting Proxies.

What is the deadline for proposals for consideration or for nominations of individuals to serve as Directors at the 2014 Annual Meeting of Shareholders?

In order to be considered for inclusion in the Proxy Statement for the Company’s 2014 Annual Meeting of Shareholders, any Shareholder proposal intended to be presented at the meeting, in addition to meeting the shareholder eligibility and other requirements of the SEC rules governing such proposals, must be received in writing, via Certified Mail - Return Receipt Requested, by the Office of the Secretary, Crown Holdings, Inc., One Crown Way, Philadelphia, Pennsylvania 19154 not later than November 18, 2013.  In addition, the Company’s By-Laws currently provide that a Shareholder of record at the time that notice is given to the Company and who is entitled to vote at the meeting may bring business before the meeting or nominate a person for election to the Board of Directors if the Shareholder gives timely notice of such business or nomination.  To be timely, and subject to certain exceptions, notice in writing to the Secretary must be delivered or mailed, via Certified Mail-Return Receipt Requested, and received at the above address not less than 120 days, which is November 18, 2013, nor more than 150 days, which is October 19, 2013, prior to the first anniversary of the date on which the Company’s Proxy Statement for its previous Annual Meeting of Shareholders was first released to Shareholders.  The notice must describe various matters regarding the nominee or proposed business.  Any Shareholder desiring a copy of the Company’s By-Laws will be furnished one copy without charge upon written request to the Secretary.

How may I access the Proxy materials over the Internet?

The Company has made available copies of the following materials at the Company’s website at:

http://investors.crowncork.com/phoenix.zhtml?c=85121&p=proxy

•	this Proxy Statement,
•	the Proxy Card relating to the Annual Meeting of Shareholders and
•	the Annual Report to Shareholders.

Information included on the Company’s website, other than this Proxy Statement, the Proxy Card relating to the Annual Meeting of Shareholders and the Annual Report to Shareholders, is not part of the Proxy soliciting materials.

Whom should I contact to obtain a copy of the Annual Report on Form 10-K?

The Company filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2012 with the SEC on March 1, 2013.  A copy of the Annual Report, including the financial statements and schedules thereto and a list describing all the exhibits not contained therein, may be obtained without charge by any Shareholder.  Requests for copies of the Annual Report should be sent to: Investor Relations Department, Crown Holdings, Inc., One Crown Way, Philadelphia, Pennsylvania 19154.

PROPOSAL 1:  ELECTION OF DIRECTORS

The persons named in the Proxy shall vote the shares for the nominees listed below, all of whom are now Directors of the Company, to serve as Directors for the ensuing year or until their successors shall be elected.  None of the persons named as a nominee for Director has indicated that he or she will be unable or will decline to serve.  In the event that any of the nominees are unable or decline to serve, which the Nominating and Corporate Governance Committee of the Board of Directors does not believe will happen, the persons named in the Proxy will vote for the remaining nominees and others who may be nominated by the Board of Directors.

The By-Laws of the Company provide for a Board of Directors consisting of between 10 and 18 Directors, as determined by the Board of Directors.  The Board of Directors has fixed the number of Directors at 11.  It is intended that the Proxies will be voted for the election of the 11 nominees named below as Directors, and no more than 11 will be nominated by the Company.

The names of the nominees and information concerning them and their associations as of March 5, 2013, as furnished by the nominees, follow.  The principal occupations and the directorships stated below include the nominees’ occupations and directorships with any U.S. publicly traded companies or registered investment companies during the last five years.

The Board of Directors Recommends that Shareholders Vote FOR
Election of Each of the Nominees Named Below.

Name	Age	Principal Occupation	Year Became Director

Jenne K. Britell, Ph.D. (b)	70	Senior Managing Director of Brock Capital Group; former Chairman and Chief Executive Officer of Structured Ventures and former Executive Officer of several General Electric financial services companies; Chairman of United Rentals; also a Director of Quest Diagnostics and a former Director of West Pharmaceutical Services	2000

John W. Conway (a)	67	Chairman of the Board and Chief Executive Officer of the Company; also a Director of PPL Corporation	1997

Arnold W. Donald (c)	58	Principal of AWDPLC; former President and Chief Executive Officer of The Executive Leadership Council, former President and Chief Executive Officer of the Juvenile Diabetes Research Foundation International and former Chairman and Chief Executive Officer of Merisant Company; also a Director of Bank of America Corporation, Carnival Corporation and The Laclede Group and a former director of Oil-Dri Corporation of America and The Scotts Company	1999

Name	Age	Principal Occupation	Year Became Director
William G. Little (a) (c) (d)	70	Former Chairman and Chief Executive Officer of West Pharmaceutical Services	2003

Hans J. Löliger (c) (d)	70	Vice Chairman of Winter Group; former Chief Executive Officer of SICPA Group	2001

James H. Miller	64	Former Chairman and Chief Executive Officer of PPL Corporation; also a Director of Rayonier and Lehigh Gas Partners	2010

Josef M. Müller (b)	65	President of Swiss Association of Branded Consumer Goods ‘PROMARCA’; former Chairman and Chief Executive Officer of Nestlé in the Greater China Region	2011

Thomas A. Ralph (a) (b) (d)	72	Retired Partner, Dechert	1998

Hugues du Rouret (b)	74	Honorary Chairman of Automobile Club de France Management Company; Chairman of the European School of Management; Member of the Chamber of Commerce and Industry of Paris; former Chairman and Chief Executive Officer of Shell France	2001

Jim L. Turner (c)	67	Principal of JLT Beverages; former Chairman, President and Chief Executive Officer of Dr Pepper/Seven Up Bottling Group; also a Director of Dean Foods	2005

William S. Urkiel (b)	67	Former Senior Vice President and Chief Financial Officer of IKON Office Solutions; also a Director of Roadrunner Transportation Systems	2004

(a) Member of the Executive Committee	(c)Member of the Compensation Committee
(b) Member of the Audit Committee	(d)Member of the Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for leading the search for individuals qualified to become members of the Board of Directors and recommending to the Board individuals as Director nominees.  The Nominating and Corporate Governance Committee assesses each potential nominee’s overall mix of experiences, qualifications, perspectives, talents, education and skills as well as each potential nominee’s ability to contribute to the Board and to enhance the Board’s decision-making process.  Independence is a key factor when considering the Director nominees, as are critical thinking skills, practical wisdom and mature judgment in the decision-making process.  For a description of the identifying and evaluating procedures of the Nominating and Corporate Governance Committee, see “Corporate Governance – Nominating and Corporate Governance Committee.”  The Board believes that each of the nominees listed above has the sound character, integrity, judgment and record of achievement necessary to be a member of the Board.  In addition, each of the nominees has exhibited, during his or her prior service as a Director, the ability to operate cohesively with the other members of the Board and to challenge and question management in a constructive way.

The Board believes, moreover, that each nominee brings a strong and unique background and skill set to the Board, giving the Board as a whole competence and experience in diverse areas.  These areas include organizational leadership and corporate governance; finance; management in the packaging, food and beverage and other relevant industries; and international business and markets. The Board believes that the following specific experiences, qualifications and skills, together with the aforementioned attributes, qualify each of the nominees listed above to serve as a Director.

Jenne Britell. Dr. Britell brings to the Board a comprehensive understanding of U.S. and foreign business and regulatory matters gained through her experience as an executive officer of multi-national financial services companies and as the chief executive officer of a private company advising private equity and venture capital firms and other financial institutions.  Dr. Britell’s experience in finance also qualifies her as an “audit committee financial expert” within the meaning of SEC regulations, and she chairs the Audit Committee of the Board.  In addition, Dr. Britell chairs the board of another public company traded on the NYSE and serves, or has recently served, on the boards of directors and audit committees of a number of other publicly traded companies.

John Conway.  Mr. Conway has served as the Chairman of the Board and the Chief Executive Officer of the Company for over 12 years, as a member of the Board since 1997 and in other positions, both domestic and international, with the Company and its predecessors for almost 40 years.  He gives the Board seasoned leadership and an in-depth knowledge of the Company, especially its international business.  Mr. Conway also serves as lead director of another publicly traded company.

Arnold Donald. Mr. Donald brings to the Board leadership and other senior management experience and a deep understanding of the food industry from his role as chairman and chief executive officer of a food industry company.  In addition, Mr. Donald has broad experience in corporate governance as a director, past and present, of a number of other NYSE-listed companies in various industries.

William Little. Mr. Little brings to the Board a deep knowledge of the global packaging business.  Mr. Little gained extensive international experience as the chairman and chief executive officer for over 12 years of a NYSE-listed international pharmaceutical packaging company.  Mr. Little also has significant experience in corporate officer positions in the European and Asia-Pacific regions.  He formerly served on the board of another publicly traded packaging company supplying the food and beverage industries.

Hans Löliger. Mr. Löliger’s experience as president of a global packaging company and chief executive officer of a global provider of security inks and integrated security solutions brings to the Board a seasoned and deep understanding of global business and positioning.  Mr. Löliger, a European national, serves as vice chairman and director of several non-U.S. companies, giving the Board, the Nominating and Corporate Governance Committee and the Compensation Committee a distinct viewpoint on corporate governance and executive compensation.

James Miller. Mr. Miller brings to the Board leadership and other senior management experience, both domestic and international, from his role as former chairman and chief executive officer of an international energy and utility holding company.  Mr. Miller also brings to the Board significant safety and environmental and governmental relations and regulatory agency experience by virtue of his responsibilities as a former chief executive officer of a highly regulated utility company.

Josef Müller. Mr. Müller, a European national, has over 35 years of senior management experience at a global food and beverage company, including as the chief executive officer of that company’s greater China region, a region of significant growth for the Company.  Mr. Müller brings to the Board significant emerging market business development and management experience, as well as a deep knowledge of accounting and financial matters that makes him a valuable member of the Board’s Audit Committee.

Thomas Ralph. Mr. Ralph has a broad background in legal and corporate governance matters.  He served as a partner, both in the United States and in Europe, of an international law firm for over 30 years, where his practice encompassed a broad range of international and domestic corporate matters, including acquisitions, divestitures, corporate finance and securities.  Mr. Ralph brings to his position as Chairperson of the Nominating and Corporate Governance Committee and Presiding Director of the Board a wide-ranging understanding of corporate governance.  Mr. Ralph also has significant finance and accounting experience and serves on the Audit Committee of the Board.

Hugues du Rouret. Mr. du Rouret’s experience as chairman and chief executive officer of a European division of an international group of energy and petrochemicals companies gives the Board a veteran understanding of a global operations structure similar to that of the Company.  Mr. du Rouret also has an extensive knowledge of finance and accounting from his executive experience and serves as a member of the Audit Committee of the Board.  Like Messrs. Löliger and Müller, Mr. du Rouret is a European national, has been a director of several European companies and has extensive knowledge of European business and markets.

Jim Turner. Mr. Turner’s extensive experience in the soft drink industry, and in particular his experience as owner and chief executive officer of the largest independent soft drink bottler in the United States, gives the Board deep insight into the industry of many of the Company’s significant customers.  Mr. Turner has valuable experience in business development, finance and mergers and acquisitions.  Mr. Turner also serves as a director of a NYSE-listed food and beverage company.

William Urkiel. Mr. Urkiel’s experience as chief financial officer of a NYSE-listed provider of innovative document management systems and services brings to the Board both leadership skills and comprehensive knowledge of accounting, finance and corporate governance matters.  Mr. Urkiel’s accounting and finance experience are utilized in part by his service on the Audit Committee of the Board.  Mr. Urkiel also serves as director of another NYSE listed company.

Nine of the eleven nominees for re-election named above have been determined by the Board to be independent under the listing standards of the NYSE and the Company’s By-Laws.  See “Corporate Governance – Director Independence.”  The Nominating and Corporate Governance Committee believes that all eleven nominees are independent of the influence of any particular Shareholder or group of Shareholders whose interests may diverge from the interests of the Company’s Shareholders as a whole.

DIRECTOR COMPENSATION

The following table lists 2012 Director compensation for all Non-Employee Directors who served as Directors in 2012. Compensation for Mr. Conway is reported in the Summary Compensation Table included in the Executive Compensation section below.  Mr. Conway does not earn additional compensation for his service as Director or for his service as Chairman.

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Total
Jenne Britell	$115,000	$110,000	$225,000
Arnold Donald	107,000	110,000	217,000
William Little	114,000	110,000	224,000
Hans Löliger	117,000	110,000	227,000
James Miller	100,000	110,000	210,000
Josef Müller	110,000	110,000	220,000
Thomas Ralph	130,000	110,000	240,000
Hugues du Rouret	110,000	110,000	220,000
Jim Turner	107,000	110,000	217,000
William Urkiel	110,000	110,000	220,000

(1)    Each Director may defer receipt of all, or any part, of his or her cash compensation until termination of service as a Director.  Mr. Ralph deferred receipt of $65,000 of his cash-based compensation in 2012.  At the election of the Director, deferred cash compensation amounts are paid in either a lump sum or installments over a period not to exceed 10 years after departure from the Board and are credited with interest at the prime rate until distributed.

(2)   The annual grant of Company Common Stock for 2012 consisted of $110,000 of Company Common Stock under the Stock Compensation Plan for Non-Employee Directors and was paid on a quarterly basis.  The number of shares paid each quarter is determined based on the average of the closing market price of the Company’s Common Stock on each of the second through sixth business days following the date on which the Company publicly released its quarterly results.

Directors who are also employees of the Company receive no additional compensation for service as Directors.  Directors who are not employees of the Company receive annual cash base fees, grants of Company Common Stock and cash committee fees in the amounts set forth as follows.

Annual Cash Fee	$100,000
Annual Equity Grant	110,000
Supplemental Annual Cash Committee Fees:
• Audit Committee  - Chair
• Audit Committee - Other Members
• Compensation Committee and Nominating and Corporate Governance Committee - Chairs
• Compensation Committee and Nominating and Corporate Governance Committee - Other Members
15,000 10,000 10,000 7,000
Annual Presiding Director Fee	10,000

  Directors do not receive any additional fees for their service on the Executive Committee.  There are no Board or committee meeting attendance fees.  Directors are reimbursed by the Company for travel and related expenses they incur in connection with their service on the Board and its committees.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s Directors, Executive Officers and persons who own more than 10% of a registered class of the Company’s equity securities to file initial reports of ownership and reports of changes in ownership with the SEC and the NYSE.  Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on the review of the copies of SEC forms received by the Company with respect to fiscal year 2012, or written representations from reporting persons, the Company believes that its Directors and Executive Officers have complied with all applicable filing requirements.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
DIRECTORS AND EXECUTIVE OFFICERS

The following table shows, as of March 5, 2013, the number of shares of Common Stock beneficially owned by each person or group that is known to the Company to be the beneficial owner of more than 5% of the Company’s outstanding Common Stock.

Name and Address	Amount of Common Stock of the Company Owned Beneficially, Directly or Indirectly	Percentage of Outstanding Shares (1)

BlackRock, Inc. and its affiliates (2) 40 East 52nd Street New York, NY 10022	8,098,891	5.6%

(1)       Percentages are derived based upon 143,557,743 shares of Common Stock outstanding as of March 5, 2013.

(2)       Based on Amendment No. 3 to Schedule 13G filed on February 8, 2013 with the SEC, BlackRock, Inc. and its affiliates identified in such Schedule 13G have beneficial ownership of such shares of the Company’s Common Stock.

The following table shows, as of March 5, 2013, the number of shares of Common Stock beneficially owned by each Director; the Company’s Chief Executive Officer, Chief Financial Officer and the three other Executive Officers who were the highest paid during 2012; and all Directors and Executive Officers as a group.  The Directors and Executive Officers of the Company have sole voting and investment power with respect to the securities of the Company listed in the table below.

Name	Amount of Common Stock of the Company Owned Beneficially, Directly or Indirectly	Percentage of Outstanding Shares (1)

Jenne Britell	47,469	*
John Conway (2)(3)	1,640,328	1.1%
Timothy Donahue (3)	230,670	*
Arnold Donald (4)	55,008	*
Christopher Homfray	128,720	*
William Little	37,982	*
Hans Löliger	66,583	*
Raymond McGowan (5)	189,636	*
James Miller	6,472	*
Josef Müller	5,785	*
Thomas Ralph	65,808	*
Hugues du Rouret	54,085	*
Jozef Salaerts (6)	162,146	*
Jim Turner	64,196	*
William Urkiel	29,415	*
Directors and Executive
Officers as a Group of 18 (7)	3,004,940	2.1%

* Less than 1%

(1)   Percentages are derived based upon 143,557,743 shares of Common Stock outstanding as of March 5, 2013.

(2)   Includes 175,865 shares of Common Stock subject to presently exercisable options held by Mr. Conway.

(3)   Excludes 3,000,000 shares of Common Stock held in the Crown Cork & Seal Company, Inc. Master Retirement Trust on behalf of various Company pension plans (the “Trust Shares”).  Messrs. Conway and Donahue are members of the Benefits Plan Investment Committee of the trust that has sole voting and dispositive power with respect to the Trust Shares, but they disclaim beneficial ownership of the Trust Shares.

(4)   Includes 36,026 shares of Common Stock held in a revocable family trust, of which Mr. Donald is trustee, and 5,300 shares of Common Stock pledged by Mr. Donald in 2009 as security for a loan from a third-party.

(5)   Includes 50,000 shares of Common Stock subject to presently exercisable options held by Mr. McGowan.

(6)   Includes 50,000 shares of Common Stock subject to presently exercisable options held by Mr. Salaerts.

(7)   Includes 430,865 shares of Common Stock subject to presently exercisable options held by certain Directors and Executive Officers.

CORPORATE GOVERNANCE

Meetings of the Board of Directors.  In 2012, there were five meetings of the Board of Directors.  Each Director during his or her term of service attended at least 75% of the aggregate meetings held by the Board and by the committees on which he or she served.

Attendance at the Annual Meeting.  Under the Company’s Corporate Governance Guidelines, Directors are expected to attend the Company’s Annual Meeting of Shareholders.  In 2012, each of the Directors serving on the Board at the time attended the Annual Meeting of Shareholders.

Director Independence.  The Board has determined that Jenne Britell, Arnold Donald, William Little, Hans Löliger, Josef Müller, Thomas Ralph, Hugues du Rouret, Jim Turner and William Urkiel are independent under the listing standards of the NYSE and the Company’s By-Laws.  The Board made this determination based on the absence of any of the express disqualifying criteria set forth in the listing standards and in compliance with the Company’s By-Laws that require a majority of the Board nominees to be Independent Directors.  A Director is an “Independent Director” under the Company’s By-Laws if the Director: (1) is not, and has not been, employed by the Company or any of its subsidiaries in an executive capacity within the five years immediately prior to such person’s nomination; (2) is not (and is not affiliated with a company or a firm that is) a regular advisor or consultant, for compensation, to the Company or any of its subsidiaries; (3) is not affiliated with a regular and significant customer or supplier of the Company or any of its subsidiaries; (4) does not have a personal services contract with the Company or any of its subsidiaries; (5) is not affiliated with a tax-exempt entity that receives significant contributions from the Company or any of its subsidiaries; and (6) is not a spouse, parent, sibling or child of any person with affiliations described in (1) through (5) above.

In making the foregoing determinations, the Board considered the following transactions with third parties and the Directors’ affiliations with such parties.  For Dr. Britell, Chairman of United Rentals – ordinary course of business equipment rentals at various Company plants and also for Dr. Britell, a director of Quest Diagnostics – routine Company employee medical testing.  For Mr. Donald, a director of The Laclede Group – ordinary course of business purchase of gas for a Company facility and also for Mr. Donald, a director of Bank of America Corporation – ordinary course treasury management, foreign currency exchange and commodity hedging services provided by Bank of America Corporation, as well as Bank of America Corporation’s participation as one of a number of lenders under the Company’s senior secured revolving credit facility and term loans.  None of these transactions fell within the NYSE listing standards disqualifying criteria or the Company’s By-Laws disqualifying criteria.

Of the remaining Directors, John Conway is a current Executive Officer of the Company and is therefore not independent.  Until December 2010, Mr. Conway served on the compensation committee of PPL Corporation of which Mr. Miller was CEO.  Mr. Conway’s service on that committee precludes Mr. Miller’s independence under the listing standards of the NYSE for three years following the end of Mr. Conway’s service on that committee.

Board Leadership and Risk Oversight.  Mr. Conway serves as both Chairman of the Board of Directors and Chief Executive Officer of the Company, and Mr. Ralph, as the Chairperson of the Nominating and Corporate Governance Committee, serves as the Presiding Director of the Board and presides over meetings of the executive sessions of the non-management Directors.

The Board has carefully considered its leadership structure and believes that the Company and its Shareholders are best served by having Mr. Conway serve as both Chairman of the Board and Chief Executive Officer because of the unified leadership and direction this structure gives the Board as well as its Executive Officers.  This structure is tailored to present a single, clear focus for the execution of the Company’s strategic initiatives and business plans.  In addition, because Mr. Conway manages the day-to-day operations of the Company and is responsible for executing the Company’s business strategy, the Board believes it is most functional and efficient that Mr. Conway presides at the meetings of the Board.  Moreover, the Board believes that its other structural features, including nine independent Directors and ten non-management Directors among the slate of 11 Directors standing for election at the Company’s Annual Meeting, regular meetings of non-management Directors in executive session, key committees consisting wholly of independent Directors and an independent Presiding Director, provide for substantial independent oversight of the Company’s management.

The Board is responsible for providing oversight of the Company’s Executive Officers’ responsibilities to assess and manage the Company’s risk, including its credit risk, liquidity risk, reputational risk and risk from adverse fluctuations in foreign exchange and interest rates and commodity prices.  The Board periodically meets in person with the Executive Officers regarding the Company’s risks and to discuss ways to mitigate such risks.  In addition, the Audit Committee periodically reviews with management, internal audit and independent auditors the adequacy and effectiveness of the Company’s policies for assessing and managing risk.

Director Stock Ownership and Hedging.  Under the Company’s Corporate Governance Guidelines, after five years of service on the Board, Non-Employee Directors are expected to hold Company Common Stock having a market value of at least five times the cash base annual Director’s fee.  As of March 5, 2013, each Director with five or more years of service on the Board owned the required minimum level of Common Stock.  The Company’s Corporate Governance Guidelines also provide that Directors shall not engage in hedging transactions relating to Company Common Stock.

Board Committees.  The Board has an Executive Committee, an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.  The Board has approved written charters for the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee that can be found at http://investors.crowncork.com under the “Corporate Governance” link. Each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee conducts a self-evaluation and review of its charter annually.

Audit Committee. In 2012 the Audit Committee had eight meetings.  The Audit Committee provides assistance to the Board in discharging its responsibilities in connection with the oversight of the financial accounting practices and internal controls of the Company and represents the Board in connection with the services rendered by the Company’s independent auditors.  The current members of the Audit Committee are Dr. Britell and Messrs. Müller, Ralph, du Rouret and Urkiel.  Dr. Britell serves as Chairperson of the Audit Committee.  The Board has determined that the Directors who serve on the Audit Committee are all independent under the listing standards of the NYSE and the Company’s By-Laws and that Dr. Britell is an “audit committee financial expert” within the meaning of SEC regulations.

Compensation Committee.  In 2012 the Compensation Committee had six meetings.  The Compensation Committee is responsible for the review of the executive compensation program.  The current members of the Compensation Committee are Messrs. Donald, Little, Löliger and Turner, each of whom is independent under the listing standards of the NYSE and the Company’s By-Laws.  Mr. Löliger serves as Chairperson of the Compensation Committee.  For further discussion regarding the Compensation Committee’s processes and procedures for the consideration of executive compensation, see “Compensation Discussion and Analysis.”

Nominating and Corporate Governance Committee.  There were four meetings of the Nominating and Corporate Governance Committee in 2012.  The Nominating and Corporate Governance Committee is responsible for leading the search for individuals qualified to become members of the Board and recommending to the Board individuals as Director nominees.  The Committee also oversees the annual self-evaluation of the Board and its committees and the annual evaluation of management by the Board, makes recommendations to the Board regarding the membership of committees of the Board and performs other corporate governance functions.  The current members of the Nominating and Corporate Governance Committee are Messrs. Little, Löliger and Ralph, each of whom is independent under the listing standards of the NYSE and the Company’s By-Laws.  Mr. Ralph serves as Chairperson of the Nominating and Corporate Governance Committee.

Consistent with the Company’s Corporate Governance Guidelines, the Nominating and Corporate Governance Committee seeks Director nominees committed to upholding the highest standards of personal and professional integrity and representing the interests of all Shareholders, not particular Shareholder constituencies.  The Committee identifies nominees for Director by first evaluating the current members of the Board willing to continue in service.  In addition, the Committee regularly assesses the appropriate size of the Board, whether any vacancies on  the  Board  are  expected  because  of  retirement  or otherwise  and  whether the Board needs Directors with particular skills or experience.  To identify and evaluate potential candidates for the Board, the Committee solicits ideas for possible nominees from a number of sources, which may include current Board members, senior-level Company executives and professional search firms.  The Committee will also consider candidates properly submitted by Company Shareholders.  Candidates for the Board are evaluated through a process that may include background and reference checks, personal interviews with members of the Committee and a review of the candidate’s qualifications and other relevant characteristics.  The same identifying and evaluating procedures apply to all candidates for Director, whether submitted by Shareholders or otherwise.  While the Nominating and Corporate Governance Committee does not have a written policy with regard to the consideration of diversity in identifying Director nominees, the Nominating and Corporate Governance Committee and the Board desire to maintain the Board’s diversity and consider factors such as nationality, race and gender as well as professional backgrounds and geographic and industry experiences.  The Committee does not intend to nominate representational Directors but instead considers diversity given the characteristics of the Board in its entirety.

Shareholders who wish to suggest qualified candidates may write, via Certified Mail-Return Receipt Requested, to the Office of the Secretary, Crown Holdings, Inc., One Crown Way, Philadelphia, PA 19154, stating in detail the qualifications of the persons they recommend.  Shareholders must include a letter from each person recommended affirming that he or she agrees to serve as a Director of the Company if elected by Shareholders.  However, through its own resources, the Committee expects to be able to identify an ample number of qualified candidates.  See “Questions and Answers About the 2013 Annual Meeting” for information on bringing nominations for the Board of Directors at the 2014 Annual Meeting.

Executive Sessions.  Pursuant to the Company’s Corporate Governance Guidelines, the non-management Directors of the Company meet periodically at regularly scheduled executive sessions without management Directors.  The Chairperson of the Nominating and Corporate Governance Committee serves as the Presiding Director at such meetings.

Communications with the Board of Directors.  Shareholders and other interested parties who wish to send communications on any topic to the Presiding Director, the non-management Directors or the Board as a whole may do so by writing to the Presiding Director, c/o Office of the Secretary, Crown Holdings, Inc., One Crown Way, Philadelphia, PA 19154.  Communications will be forwarded to the Directors if they relate to substantive matters and include information, suggestions or comments that the Presiding Director, with the assistance of the Corporate Secretary, deems appropriate for consideration by the Directors.

Code of Business Conduct and Ethics.  The Company has a Code of Business Conduct and Ethics that applies to all Directors and employees.  The Code of Business Conduct and Ethics is available on the Company’s website at http://investors.crowncork.com under the link “Corporate Governance.”  The Company intends to disclose updates to, and waivers of, the Code of Business Conduct and Ethics on the Company’s website.

Transactions with Related Persons.  The Nominating and Corporate Governance Committee is charged with reviewing and approving or ratifying all transactions with related persons required to be disclosed under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended (“Regulation S-K”).  The written Company policy relating to related party transactions, that requires review and approval or ratification of such transactions by the Nominating and Corporate Governance Committee, is included in the Company’s Corporate Governance Guidelines.

Company Website.  The Company’s Corporate Governance Guidelines and the Charters of the Audit, Compensation and Nominating and Corporate Governance Committees are available on the Company’s website at http://investors.crowncork.com under the link “Corporate Governance.”

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) provides an overview of the Company’s executive compensation program together with a description of the material factors underlying the decisions that resulted in the compensation provided for 2012 to the Company’s Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”) and the other three Executive Officers who were the highest paid during 2012 (collectively, the “Named Executive Officers” or “NEOs”).  The names of the Company’s 2012 NEOs and their titles at year-end are:

•	John W. Conway – Chairman of the Board, President and Chief Executive Officer

•	Timothy J. Donahue – Executive Vice President and Chief Financial Officer (1)

•	Raymond L. McGowan – President – Americas Division

•	Jozef Salaerts – President – Asia-Pacific Division

•	Christopher C. Homfray – Executive Vice President – European Division (2)

The following discussion and analysis contains statements regarding individual and Company performance targets and goals. These targets and goals are disclosed in the limited context of the Company’s compensation programs and should not be understood to be statements of management’s expectations or estimates of financial results or other guidance.  The Company specifically cautions investors not to apply these statements to other contexts.

Executive Summary.  The Company’s executive compensation program is designed to motivate our NEOs to create long-term value for our Shareholders and to efficiently use the Company’s invested capital in order to grow our business.  To achieve this objective, our program emphasizes long-term incentives and utilizes equity for the delivery of long-term incentives.  In addition, the Company’s annual incentive plan utilizes “at risk” performance-based compensation incentives focused upon the Company’s strategy of driving long-term growth of the Company’s “economic profit,” which is driven by efficient utilization of capital, gross profit and cash flow from operations.

•
Gross profit and global sales growth.  Gross profit was $1.28 billion in 2012, approximately a 24% increase over the last five years.  Global net sales were $8.5 billion, approximately a 10% increase over that same time period.

_________________________

(1) Mr. Donahue was appointed the Company’s President and Chief Operating Officer effective March 4, 2013.

(2) Mr. Homfray served as President of the Company’s European Division until June 1, 2012, at which time he stepped down from that position for personal reasons.

•
Strong cash flow generation. From 2010 to 2012 our strong cash flow from operations enabled us to repurchase approximately 23 million shares of Company Common Stock and to make several acquisitions totaling $453 million. Acquisitions included buyouts of partner interests in several joint ventures operating in growth markets such as China, Southeast Asia and the Middle East and the purchase of several companies in Asia and the United States to complement our existing manufacturing footprint.

•
Investment in growth markets.  Our strong cash flow generation also provides the capital necessary to pursue the Company’s strategy of expansion through investment in growth markets in each of the Company’s Divisions, such as Eastern Europe, the Middle East and North Africa in the European Division, China and Southeast Asia in the Asia-Pacific Division and Brazil in the Americas Division.  This expansion, which included the commercialization in 2011 and 2012 of ten new beverage can lines in six new and three existing beverage can plants, enabled the Company to increase annualized worldwide beverage can production capacity by approximately 9 billion units in 2011 and 2012.  Approximately 47% of the Company’s 2012 global beverage can sales unit volume was produced in growth markets, up from 40% in 2010.

Five-Year Cumulative Total Return.  The successful implementation of the Company’s growth strategy has in turn driven the Company’s stock performance over the past five years, as indicated in the graph below.  The graph compares the cumulative yearly total return on the Company’s Common Stock against the cumulative yearly total return of the S&P 500 Index and the Dow Jones U.S. Containers & Packaging Index for the five-year period.

COMPARATIVE STOCK PERFORMANCE (1)
Comparison of Five-Year Cumulative Total Return (a)
Crown Holdings, S&P 500 Index, Dow Jones U.S. Containers & Packaging Index (b)

(a)	Assumes that the value of the investment in Crown Holdings common stock and each index was $100 on December 31, 2007 and that all dividends were reinvested.
(b)
Industry index is weighted by market capitalization and comprises Crown Holdings, AptarGroup, Ball, Bemis, Greif, MeadWestvaco, Owens-Illinois, Packaging Corp. of America, RockTenn, Sealed Air, Silgan and Sonoco.

(1)
The Comparative Stock Performance graph is not deemed filed with the SEC and shall not be incorporated by reference in any of the Company's filings under the Security Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Pay-for-Performance.  Our executive compensation program is based on our “pay-for-performance” philosophy, as outlined in the following table.

Compensation Element	Basis for Measurement	Alignment with Pay-for-Performance Philosophy
Annual Cash Compensation
Base Salary	Individual performance and contribution based on primary duties and responsibilities and market competitiveness.	Competitive compensation required to attract and retain high quality executives.
Annual Incentive Bonus	Economic profit, modified operating cash flow and individual qualitative factors.
Use of economic profit and modified operating cash flow as performance measures drives the Company’s long-term operating performance and is closely correlated with long-term increase in Shareholder value.

Long-Term Equity Compensation
Performance-Based Restricted Stock Awards (two-thirds of total long-term equity compensation)	Total shareholder return relative to industry peer group over three year period.
Provides incentive to outperform and deliver superior shareholder returns relative to peers.  Denominating grants in the form of Company Common Stock aligns NEOs with interests of Shareholders and promotes commitment to the long-term performance of the Company.

Time-Based Restricted Stock Awards (one-third of total long-term equity compensation)	Market analysis of target compensation for applicable position.	Compensation provided in the form of Company Common Stock aligns NEOs with interests of Shareholders and promotes commitment to the long-term performance of the Company.

At-Risk Compensation.  Consistent with our “pay-for-performance” philosophy, our executive compensation program emphasizes “at risk” compensation and stock ownership. The majority of our NEOs’ total direct compensation is tied to the accomplishment of performance objectives.

The allocation of 2012 total direct compensation for our CEO and for our other NEOs among these various components is set forth in the following charts that highlight the Company’s emphasis on “at risk” and equity-based compensation.

The Compensation Committee believes that the executive compensation program is effective because it is strongly linked to the Company’s core business strategies, the success of which is evidenced by the Company’s continued global expansion and its strong stock market performance.

Say-on-Pay Vote.  In April 2012, in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act, we held a non-binding Shareholder vote on the compensation of our NEOs, commonly referred to as a “say-on-pay” vote.  A large majority of our Shareholders voted in favor of the Company’s compensation program, which the Compensation Committee believes shows strong Shareholder support for the performance-based and ownership-oriented compensation philosophy that the Committee has utilized.  Accordingly, the Committee did not change its general approach to executive compensation in 2012.  The Committee will continue to consider the results of Shareholder say-on-pay votes in making future compensation decisions for our NEOs.

Recent Program Highlights.  In addition to considering the results of our Shareholders’ annual say-on-pay votes, we continually monitor our executive compensation program as to competitiveness with our peer group (as described below in greater detail).  We also monitor our program with respect to best practices, and over the last several years we have taken the following actions, among others:

•	Eliminated tax gross-up provisions from new executive employment agreements.

•
Established stock ownership guidelines for our NEOs under which our CEO is expected to own Company Common Stock equal in value to six times his annual base salary and the other NEOs are expected to hold Common Stock equal to three times their annual base salaries.

•
Adopted a minimum holding period policy applicable to restricted stock under which the NEOs are required to retain 50% of the after-tax value of any Common Stock received as the result of a restriction lapse for a period of at least two years.

•	Adopted a recoupment or “clawback” policy with respect to the non-equity incentive bonus plan for NEOs.

•	Changed the allocations under the Company’s long-term incentive plan so that the value of the awards of restricted stock is targeted to be two-thirds performance-based and one-third time-based.

•
Utilized tally sheets to review total compensation, the current mix of compensation, issues of internal pay equity, payouts under certain potential termination scenarios and the aggregate value of retirement benefits.

•	Eliminated tax gross-up payments in connection with automobile allowances.

Role of the Compensation Committee.  The Compensation Committee comprises four Non-Employee Directors, all of whom are independent under the NYSE listing standards and the Company’s By-Laws.  During 2012, the Committee members were Hans Löliger (Chairperson), Arnold Donald, William Little and Jim Turner.  The Committee has responsibility for determining and implementing the Company’s philosophy with respect to executive compensation.  To implement this philosophy, the Committee oversees the establishment and administration of the Company’s executive compensation program.  The Committee operates under a written charter adopted by the Board of Directors.  A copy of this charter is available on the Company’s website at http://investors.crowncork.com under the link “Corporate Governance.”

Compensation Philosophy and Objectives.  The Committee maintains a “pay-for-performance” philosophy toward executive compensation. One of the guiding principles of this “pay-for-performance” philosophy is that the executive compensation program should enable the Company to attract, retain and motivate a team of highly qualified executives who will create long-term value for the Shareholders.  To achieve this objective, the Committee has developed an executive compensation program that is ownership-oriented and that rewards the attainment of specific annual, long-term and strategic goals that will result in improvement in total shareholder return.  To that end, the Committee believes that the executive compensation program should include both cash and equity-based compensation that rewards specific performance by the executive and the Company.  In addition, the Committee continually monitors the effectiveness of the program to ensure that the compensation provided to executives remains competitive relative to the compensation paid to executives in a peer group comprising select container and packaging industry and other manufacturing companies.

The Committee annually evaluates the components of the compensation program as well as the desired mix of compensation among these components.  The Committee believes that a substantial portion of the direct compensation paid to the Company’s NEOs should be at risk, contingent on the Company’s operating and stock market performance.  Consistent with this philosophy, the Committee will continue to place significant emphasis on stock-based compensation and performance-based pay in an effort to more closely align compensation with Shareholder interests and increase executives’ focus on the Company’s long-term performance.  Accordingly, the annual incentive bonus is largely determined by operating metrics that drive long-term growth and shareholder value, and two-thirds of the value of the restricted stock granted under the Company’s long-term incentive plan is tied to performance of the Company’s total shareholder return versus that of a peer group.

Stock Ownership Guidelines.  Consistent with the Committee’s stock ownership-oriented compensation philosophy and its focus on long-term performance, the Company maintains stock ownership guidelines under which our NEOs are expected to own Company Common Stock with a minimum value equal to the applicable multiple of base salary set forth in the following table.

Stock Ownership Guidelines Applicable to NEOs
Position	Multiple of Base Salary
CEO	6x
All other NEOs	3x

Until the ownership requirement is satisfied, an NEO is required to retain 50% of the after-tax value of any Common Stock received as the result of an option exercise or restriction lapse.  At year-end, all of the NEOs either owned more than the minimum level of Common Stock or were otherwise in compliance with the stock ownership guidelines.

Minimum Post-Vesting Holding Period for Restricted Stock.  The Company also maintains a minimum holding period policy applicable to restricted stock with respect to which the restriction has lapsed.  Under this policy, the NEOs are required to retain 50% of the after-tax value of any Common Stock received as the result of a restriction lapse for a period of at least two years.  An NEO who has already satisfied the stock ownership guideline must still retain 50% of the after-tax value of newly unrestricted shares for at least two years.

Committee Process.  The Committee meets as often as necessary to perform its duties and responsibilities.  During 2012, the Committee met six times.  The Committee usually meets with the CEO and the CFO and, when appropriate, with other Company Officers and outside advisors.  In addition, the Committee periodically meets in executive session without management present.

Setting of Meeting Agenda.  The Committee’s meeting agenda is normally established by the Committee Chairperson in consultation with the CEO and CFO.  Committee members receive and review materials in advance of each meeting.  Depending on the meeting’s agenda, such materials may include: financial reports regarding the Company’s performance, reports on achievement of individual and corporate objectives, reports detailing executives’ stock ownership and stock awards and information regarding the compensation programs and compensation levels of certain peer group companies.

Use of Tally Sheets.  The Committee reviews tally sheets when setting annual compensation for the NEOs.  These tally sheets allow the Committee to review each NEO’s compensation on an aggregate basis and to see how a change in any one component affects each NEO’s total compensation.  For 2012, the Committee used the tally sheet information to review total compensation, the current mix of compensation (e.g., cash versus equity), issues of internal pay equity, total value of Company stock held by each NEO, payouts under certain potential termination scenarios and the aggregate value of retirement benefits.

Retention of Compensation Consultants.  The Committee’s charter authorizes the Committee, in its sole discretion, to retain and terminate consultants to assist it in the evaluation of compensation for the NEOs.  The Committee has sole authority to approve the fees and other retention terms of any such consultant.

Results of Last Year’s Say-On-Pay Vote.  At our Annual Meeting of Shareholders held on April 26, 2012, in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act, we held a non-binding Shareholder say-on-pay vote on the compensation of our NEOs.  Approximately 82% of the shares voted on the say-on-pay proposal were voted for approval of the compensation of our NEOs.  The Committee believes that the Shareholder vote strongly endorses the philosophy and approach that the Committee has utilized in setting NEO compensation.  Although the advisory Shareholder vote on executive compensation is non-binding, the Committee has considered, and will continue to consider, the outcome of this annual vote when making compensation decisions for the NEOs.

Role of Executive Officers in Compensation Decisions.  The Committee makes all decisions regarding the CEO’s compensation.  Decisions regarding the compensation of other NEOs are made by the Committee in consultation with, and upon the recommendation of, the CEO.  In this regard, the CEO provides the Committee evaluations of business goals and objectives and executive performance and recommendations regarding salary levels and equity and other incentive awards.

Executive Compensation Consultant.  Pursuant to its authority under its charter to retain compensation consultants, the Committee engaged Pay Governance, LLC, an executive compensation consulting firm, to act as its independent advisor with respect to 2012 compensation decisions.

Consultant Independence.  All services provided by Pay Governance to the Compensation Committee are conducted under the direction or authority of the Compensation Committee, and all work performed by Pay Governance must be pre-approved by the Compensation Committee.  Pay Governance does not provide any other services to the Company and does not own any shares of the Company’s stock.  There are no personal or business relationships between the Pay Governance consultants and any executive of the Company.  In addition, there are no personal relationships between the Pay Governance consultants and any member of the Compensation Committee.  Pay Governance maintains a detailed conflict of interest policy in order to ensure that compensation committees receive conflict-free advice.

Use of Benchmarking.  In advising the Committee regarding 2012 compensation for our NEOs, Pay Governance developed competitive compensation levels by establishing a benchmark match for each NEO position in the competitive market.  Competitive levels were developed at the 50th and 75th percentiles for the following elements of pay:

•	base salary

•	target annual incentive

•	target total cash compensation (base salary plus target annual incentive)

•	accounting value of long-term equity incentives

•	target total direct compensation (target total cash compensation plus the accounting value of long-term equity incentives)

Peer Group Composition.  In establishing its benchmarks for each of the NEOs except Mr. Homfray, Pay Governance gathered data for the 18 public companies, or divisions of public companies, defined as the “Peer Group.”  Members of the Peer Group were selected based on companies of similar scope and generally from the following three categories: (i) business competitors, (ii) suppliers and (iii) customers.  The Peer Group comprises the following companies:

• Avery Dennison Corporation	• H.J. Heinz Company
• Ball Corporation	• MeadWestvaco Corporation
• Bemis Company	• Nestlé USA
• Campbell Soup Company	• Owens-Illinois
• Colgate Palmolive Company	• PPG Industries
• Dean Foods Company	• S.C. Johnson & Son
• Dr. Pepper Snapple Group	• Sealed Air Corporation
• Eastman Chemical Company	• The Sherwin-Williams Company
• Greif	• United States Steel Corporation

Specific benchmark levels were developed using regression analysis to size-adjust the market data to reflect the Company’s corporate revenue, or the individual business unit revenue when appropriate.  To provide a broader frame of reference, Pay Governance also analyzed each NEO position against data from general industry.  In establishing its benchmarks for Mr. Homfray, Pay Governance used general industry market data for Switzerland, which the Company considers to be the most appropriate competitive market.  With respect to Mr. Homfray, the term “Peer Group” as used herein shall be deemed to refer to the Swiss market.

Compensation Strategy for CEO.  The evaluation of the CEO’s performance and the setting of his compensation is one of the fundamental duties of the Committee.  In evaluating the CEO’s performance, the Committee considered the Company’s overall financial, operational and strategic performance.

In determining the CEO’s direct compensation for 2012, the Committee evaluated the CEO’s performance and the Company’s performance in the prior year, as well as performance since Mr. Conway’s election as CEO in 2000.  The Committee continued to focus upon the Company’s improvement during Mr. Conway’s tenure in several key metrics that the Committee believes are essential to increase Shareholder value, including:

•
Strong cash flow generation.  Cash flow from operations was $621 million in 2012 enabling the Company in 2012 to repurchase approximately 7 million shares of Company Common Stock and to acquire three companies to complement the Company’s existing manufacturing footprint.

•
Investment in growth markets.  The Company has grown significantly in a number of markets important to the Company’s future, including in Asia, South America, Eastern Europe and the Middle East, which has enabled the Company to increase its worldwide beverage can production capacity by approximately 9 billion units from 2010 to 2012 with approximately 47% of the Company’s 2012 global beverage can sales unit volume produced in growth markets.

•
Shareholder return.  The Company’s total shareholder return has increased substantially since November 2000 when Mr. Conway was elected CEO and the price of the Company’s Common Stock was $8.19 per share.

CEO Target Compensation.  Due to the Board’s desire to retain Mr. Conway as CEO beyond the normal retirement age of 65 and maintain the experience and steady leadership he provides the Company together with his extensive international experience and global vision focused on the Company’s international expansion, and in view of the CEO’s exceptional performance on behalf of the Company over an extended period of time and his successful leadership during this difficult economic climate, the Committee determined that the CEO’s target total direct compensation would continue to be set towards the upper range of the Peer Group.  Accordingly, the Committee used the 75th percentile of the Peer Group’s target total direct compensation as a market check in determining the CEO’s compensation.  However, the 75th percentile is a guidepost and not an absolute target.  In conjunction with the Committee’s emphasis on stock-based compensation, a significant portion of the CEO’s 2012 compensation was in the form of Company Common Stock.

Compensation Strategy for NEOs other than the CEO.  For 2012, the Committee generally continued following its market-based compensation strategy for the NEOs other than the CEO:

•
Pay levels were evaluated relative to the Peer Group as the primary market reference point.  In addition, general industry data were reviewed as an additional market reference and to ensure robust competitive data.

•
Target total cash compensation and target total direct compensation levels were set towards the middle range of the Peer Group.  The Committee used the 50th percentile of the Peer Group’s target total cash compensation and target total direct compensation as a market check in determining compensation.  However, the 50th percentile is a guidepost and not an absolute target.

Components of Compensation.  For 2012, the principal components of compensation for NEOs were:

•	base salary
•	annual incentive bonus
•	long-term equity incentives
•	retirement benefits
•	perquisites

Base Salary.  The Company provides NEOs with base salaries to compensate them for services rendered during the year.  The Committee recognizes that competitive salaries must be paid in order to attract and retain high quality executives.  Normally, the Committee reviews NEO salaries at the end of each year, with any adjustments to base salary becoming effective on January 1 of the succeeding year.  However, under special circumstances such as a promotion or increased responsibilities, the Committee may act to increase an NEO’s salary during the year.

2012 Base Salaries.  The Committee has determined that base salary levels for the NEOs should be targeted towards the upper middle range of the Peer Group for Mr. Conway and the middle range of the Peer Group for the other Company NEOs.  The Peer Group data produced by Pay Governance indicated that the base salary levels for the NEOs were generally within the competitive range, and the Compensation Committee determined that no adjustments in base salary levels would be made for 2012.  Base salaries for each of the NEOs for 2012 were as set forth in the following table.

Name	2012 Base Salary
John Conway	$1,075,000
Timothy Donahue	535,000
Raymond McGowan	535,000
Jozef Salaerts	470,752	(1)
Christopher Homfray	601,644	(2)
(1) Converted from Singapore Dollars. (2) Converted from Swiss Francs.

Annual Incentive Bonus.  Annual cash bonuses are included as part of the executive compensation program because, consistent with our “pay-for-performance” philosophy, the Committee believes that a significant portion of each NEO’s compensation should be contingent on success in driving the long-term operating performance of the Company as well as on the individual contribution of the NEO.  Accordingly, the Company maintains an Economic Profit Incentive Plan (the “EP Plan”) under which NEOs are eligible to receive annual incentive bonuses based upon the achievement of specific weighted performance measures: economic profit, modified operating cash flow and individual qualitative factors.  The Committee believes the use of economic profit and modified operating cash flow as key performance measures under the EP Plan drives the Company’s long-term operating performance and is closely correlated with long-term increase in Shareholder value.  For this reason, the EP Plan is designed to encourage maximum performance in each year by providing for the banking, or “carry-forward,” of economic profit which is not used to generate EP Plan payouts for the year in which earned.  The Committee reviews the EP Plan’s design annually and approves any design changes or amendments.

2012 Bonus Opportunities and Results.  Each year, the Committee assigns each NEO an annual target level of participation in the EP Plan together with a maximum annual bonus opportunity as a percentage of each NEO’s base salary.  Based upon the Peer Group information provided by Pay Governance and the consideration of officer performance and internal equity, the Committee determined that the target and maximum bonus opportunities for the NEOs for 2012 should be the same as in 2011, except in the case of Mr. Salaerts whose target bonus opportunity was increased from 75% to 80% of base salary and whose maximum bonus opportunity was increased from 225% to 240% of base salary.  The 2012 minimum, maximum and target bonus opportunities together with actual bonuses paid to the NEOs were as follows.

Name	Minimum Bonus as a Percentage of Base Salary	Maximum Bonus as a Percentage of Base Salary	Target Bonus as a Percentage of Base Salary	Target Bonus Amount	Actual Bonus as a Percentage of Base Salary	Actual Bonus Amount
John Conway	0%	345%	115%	$1,236,250	257.6%	$2,769,200
Timothy Donahue	0%	240%	80%	428,000	179.2%	958,720
Raymond McGowan	0%	240%	80%	428,000	92.0%	492,200
Jozef Salaerts	0%	240%	80%	376,602	188.0%	885,014
Christopher Homfray	0%	240%	80%	481,315	28.0%	168,460

Performance Measures.  Bonus amounts under the EP Plan are based on the following three performance measures:

•	economic profit – defined generally as net operating profit after tax less cost of capital employed, as adjusted for certain items, including currency exchange rates and acquisitions/divestitures;

•
modified operating cash flow – defined generally as earnings before interest, taxes, depreciation and amortization reduced by capital spending and adjusted for certain items, including changes in year-end trade working capital and variances in average trade working capital; and

•
individual qualitative factors – defined generally as achievement of key strategic goals, business unit goals and individual goals focused on improvements in operations, efficiency and work procedures.

Cost of Capital.  For purposes of calculating economic profit under the EP Plan, cost of capital is defined as the average capital employed multiplied by the average cost of capital.  Capital employed is generally defined as total assets less non-interest bearing liabilities and is adjusted for certain items.  Excluded from capital employed are the following items: investments, net goodwill, pension and post-employment assets and liabilities and deferred tax assets and liabilities.  Invested capital may also be adjusted for additional capital employed at the direction of the Company’s corporate office or in accordance with overall corporate objectives.  For 2012, the EP Plan used a cost of capital of 12%.

Weighting of Performance Measures.  At the beginning of each year, the Committee determines target levels of performance for each performance measure.  At year-end, the Committee assesses the actual results versus the original goals in determining awards.  The Committee must approve all awards, and all awards are subject to review and discretionary adjustment by the Committee.

An NEO’s actual bonus amount is determined by:  (i) multiplying the NEO’s target bonus amount by the actual percentage earned for each of the three performance measures for the applicable year; (ii) weighting each performance measure in accordance with a pre-specified formula; and (iii) adding the results together to determine the overall payout factor.  Specifically, each of the three performance measures is weighted as follows at target:  economic profit – 50%, modified operating cash flow – 40% and individual qualitative factors – 10%.

These percentages increase for economic profit and modified operating cash flow (but not individual qualitative factors) as achievement levels for these performance measures exceed their respective performance targets.  In the case of modified operating cash flow, up to 60% of the target bonus amount will be paid as the achievement level increases from 100% to 120% of the performance target.  Conversely, the percentage of the target bonus amount payable with respect to the modified operating cash flow decreases as achievement falls below 100% of the applicable performance target, with no amount being payable for achievement levels below 90% of the applicable performance target.  The modified operating cash flow component of the EP Plan is determined based upon the actual performance compared to a budgeted modified operating cash flow amount.

In the case of economic profit, up to 230% of the target bonus amount will be paid for incremental increases in economic profit over 100% of the performance target (to the extent modified operating cash flow is achieved at levels of less than 120% of the performance target, up to 250% of the target bonus amount can be paid based on economic profit).  No portion of the target bonus amount will be paid for economic profit arising from accounting changes or similar non-cash items.

The economic profit component of the EP Plan is determined based upon improvement over the prior year combined with any carry-forward from prior years.  The carry-forward represents economic profit earned in prior years and banked because it was not used in calculating the NEO’s actual bonus amount for those years (either as a result of the EP Plan’s limits capping annual payments or the Committee’s exercise of its discretion not to pay EP Plan awards otherwise earned).  By allowing for the banking of the unused economic profit, the EP Plan encourages maximum performance by our NEOs each year without undue concern over the EP Plan’s annual payment caps.

Like corporate objectives, individual performance objectives are intended to challenge executives with goals that contribute to the achievement of the annual operating plan and improve Company performance.  The individual qualitative factors involve such objectives as the Company continuing to expand in growth markets and to develop and bring to market new and improved products for customers.

Setting of Target Performance Levels.  Generally, the Committee attempts to set the target performance levels so that the relative difficulty of achieving the targets is consistent among the NEOs in any one year and from year to year.  In making this determination the Committee may consider specific circumstances experienced by the Company in prior years or that the Company expects to face in the coming year.  For example, with respect to modified operating cash flow, targets may be set below prior year actual results due to the forecasted increase in capital investment required for the Company’s expansion in growth markets, higher input costs due to price increases by suppliers, prior years’ actual working capital and variances in average trade working capital.

Qualitative performance objectives for 2012 remained substantially the same as for 2011.  The qualitative performance objectives for Mr. Conway involved continuing to develop and expand the business in growth markets, bringing new and improved products to market and continuing strong relationships with Shareholders.  In the case of Mr. Donahue, his qualitative performance objectives included assisting in driving the Company’s strategic plan, ensuring no material weaknesses in the Company’s Sarbanes-Oxley compliance, improving the Company’s balance sheet and liquidity, continuing strong relationships with Shareholders and continuing development of a productive finance team.  With respect to the other NEOs, their qualitative performance objectives with respect to their individual divisions involved continued expansion in growth markets, development and delivery of new and improved products, achievement of employee safety targets, implementation of certain cost savings initiatives and the development of productive management teams.  After reviewing 2012 results compared to the targeted performance measures, the Committee determined that the qualitative factors for all NEOs had been satisfied.

The economic profit and modified operating cash flow targets for 2012 were set at the Company level for the CEO and CFO and at the divisional level for the other NEOs.  The applicable target and achievement levels for 2012 are set forth for each NEO in the following table.

Name	Economic Profit (in millions)				Modified Operating Cash Flow (in millions)
	Target	Actual	Carry-Forward Used	Total Actual plus Carry-Forward	Target		Actual
John Conway	$404.3	$339.3	$108.0	$447.3	$679.8		$690.9
Timothy Donahue	404.3	339.3	108.0	447.3	679.8		690.9
Raymond McGowan	190.6	178.4	19.9	198.3	503.8		502.1
Jozef Salaerts	38.6	38.5	5.1	43.6	<129.0	>	<105.8	>
Christopher Homfray	194.6	158.4	0	158.4	427.8		385.5

Economic Profit Carry-Forward.  Economic profit carry-forward is economic profit earned in prior years and banked because it was not applied to generate EP Plan payouts in such prior years, either as a result of the EP Plan’s limits capping annual payouts in prior years or as a result of the Committee’s exercise of its discretion not to pay EP Plan awards otherwise earned.  Use of economic profit carry-forward motivates management to maximize annual improvement in the Company’s economic profit regardless of EP Plan limits capping annual bonus payments and recognizes and rewards long-term improvement in the Company’s operating performance.  There is currently no economic profit carry-forward available beyond 2012 with respect to any of the NEOs.

2012 Bonus Calculations.  Messrs. Conway and Donahue received bonuses under the EP Plan equal to 224% of their respective target bonus amounts, 10% attributable to qualitative factors, 42% to modified operating cash flow and 172% to economic profit based on the use of $108 million of economic profit carry-forward generated from prior years not applied to generate EP Plan payouts in such prior years.  With respect to the Americas Division, Mr. McGowan received a bonus under the EP Plan equal to 115% of his target bonus amount, 10% attributable to qualitative factors, 40% to modified operating cash flow and 65% to economic profit based on the use of $19.9 million of economic profit carry-forward generated from prior years not applied to generate EP Plan payouts in such years.  With respect to the European Division, Mr. Homfray received a bonus under the EP Plan equal to 35% of his target bonus amount, 10% attributable to qualitative factors and 25% to modified operating cash flow.  With respect to the Asia-Pacific Division, Mr. Salaerts received a bonus under the EP Plan equal to 235% of his target bonus amount, 10% attributable to qualitative factors, 58% to modified operating cash flow and 167% to economic profit based on the use of $5.1 million of economic profit carry-forward generated from prior years not applied to generate EP Plan payouts in such prior years.

Long-Term Equity Incentives.  The Committee believes that equity-based incentives, delivered through annual grants of time-based restricted stock and performance-based restricted stock, are an important link between executive and Shareholder interests.  Because the Committee believes that a significant portion of the benefits realized from long-term equity-based incentive grants should require continuous improvement in value created for the Shareholders, two-thirds of the targeted value of stock awards to NEOs is performance-based.  Although the Committee may vary the size of annual grants based on the Company’s and executive’s performance, the total annual equity award granted to each NEO is generally determined based upon the difference between the total direct compensation target established by the Committee, using the competitive market benchmarking and internal factors described above, and the sum of the NEO’s base salary and annual incentive bonus opportunity.  See “Compensation Strategy for CEO” and “Compensation Strategy for NEOs other than the CEO.”  In addition to the annual equity awards, the Committee may approve equity awards for newly hired executives or in recognition of an executive’s promotion or expansion of responsibilities.

Equity awards to NEOs are generally made by the Committee each year in the form of restricted stock as part of the normal annual compensation review cycle.  The awards for a particular year generally occur in January or February.

The Committee approved the following award structure for 2012:

•
Target Award Levels.  Award levels were generally set to deliver target total direct compensation (sum of base salary, annual and long-term equity incentives) at the upper range of the Peer Group for the CEO and the middle range of the Peer Group for the other NEOs, after taking into account the competitive positioning of the executives’ target total cash compensation.

•
Performance-Based Restricted Stock.  Two-thirds of an NEO’s targeted long-term equity incentive was delivered in performance-based restricted stock that may be earned based upon the Company’s total shareholder return relative to a group of industry peers over a three-year performance period.  A target number of shares was established for 2012 for each NEO, as set forth on the “Grants of Plan-Based Awards” table below.  Actual vesting of performance-based share awards generally will not occur until the third anniversary of the grant date, if at all.  The Committee believes that this structure provides a strong retention element because an NEO terminating employment (other than for retirement with Committee approval, disability or death) will leave behind potential vesting based on the results of three separate performance periods.

•
Time-Based Restricted Stock.  One-third of an NEO’s targeted long-term equity incentive was delivered in time-based restricted stock that vests in equal annual installments over three years from the date of the award in the amounts set forth on the “Grants of Plan-Based Awards” table below.

Industry Peer Group Composition.  The Committee believes that for purposes of comparing shareholder returns it is appropriate to utilize a recognized publicly available index of container and packaging industry companies as the peer group.  As a result, for determining shareholder return, the Committee used the Dow Jones U.S. Containers & Packaging Index, comprising the Company and the following other companies:

• AptarGroup	• Packaging Corporation of America
• Ball Corporation	• Rock-Tenn Company
• Bemis Company	• Sealed Air Corporation
• Greif	• Silgan Holdings
• MeadWestvaco Corporation	• Sonoco Products Company
• Owens-Illinois	• Temple-Inland (3)

Performance Vesting Schedule.  In addition, the Committee determined that performance-based shares would be awarded based upon the following schedule.

Percentile Ranking Versus Peers	Share Award as a Percentage of Individual Target
90th or Above	200%
75th – 89th	150-199%
50th – 74th	100-149%
40th – 49th	50-99%
25th – 39th	25-49%
Below 25th	0%

Calculation of Total Shareholder Return.  Total shareholder return is calculated by dividing the closing share price of a company’s common stock on the ending date of the applicable three-year calendar period plus cumulative dividends during such period, if any, by the closing share price of such company’s common stock on the beginning date of the applicable period.  The Company’s total shareholder return for the three-year calendar period ended December 31, 2011, was 74.9% based upon the closing price of the Company’s Common Stock on such date (i.e., $33.58 per share) compared to the closing price on December 31, 2008 (i.e., $19.20  per share).  When compared to the total shareholder return of the other companies in the industry peer group, the Company ranked at the 74th percentile.  Therefore, in accordance with the preceding schedule, the performance-based shares vesting in 2012 were awarded at the 149% level.

____________________

(3) Temple-Inland ceased being a publicly traded company during 2012 and consequently was removed from the Dow Jones U.S. Containers & Packaging Index.

2012 Long-Term Equity Incentive Awards.  The following table sets forth the target number of time-based and performance-based restricted shares granted to the NEOs for 2012 as well as the minimum and maximum number of performance-based shares that may vest based on the Company’s total shareholder return relative to the industry peer group over the applicable performance period.  The table also sets forth the fair market value of the shares on the date of grant based on a share price of $33.79.  The table below does not include the additional performance-based shares earned in 2012 with respect to the 2009 restricted stock grant.

Name	Time-Based Restricted Stock		Performance-Based Restricted Stock
	Shares	Award Value	Target Shares	Award Value	Minimum Shares	Minimum Value	Maximum Shares	Maximum Value
John Conway	67,772	$2,290,016	115,279	$3,895,277	0	$0	230,558	$7,790,554
Timothy Donahue	11,484	388,044	19,534	660,054	0	0	39,068	1,320,108
Raymond McGowan	11,484	388,044	19,534	660,054	0	0	39,068	1,320,108
Jozef Salaerts	5,994	202,537	10,196	344,523	0	0	20,392	689,046
Christopher Homfray	13,931	470,728	23,696	800,688	0	0	47,392	1,601,376

Retirement Benefits.  As an incentive for long-term employment, the Company maintains a number of retirement plans.

U.S. Pension Plan.  In the United States, the Company maintains a defined benefit pension plan (“U.S. Pension Plan”) for certain eligible employees in which three NEOs (Messrs. Conway, Donahue and McGowan) participate.  The U.S. Pension Plan is designed and administered to qualify under Section 401(a) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”).  The U.S. Pension Plan provides normal retirement benefits at age 65 based on the average of the five highest consecutive years of earnings in the last ten years prior to employment termination.  For purposes of the U.S. Pension Plan, earnings consist of salary excluding any bonus.  These average earnings are multiplied by 1.25% and by years of service, which yields the annual Company-funded pension benefit.  Under U.S. federal law for 2012, benefits from the U.S. Pension Plan are limited to $200,000 per year and may be based only on the first $250,000 of an employee’s annual earnings.

U.K. Pension Plan.  Mr. Homfray accrued benefits under a defined benefit pension maintained for the benefit of certain Company employees in the United Kingdom (“U.K. Pension Plan”) until December 31, 2010, at which time his benefits thereunder were frozen (with the exception of an annual inflation adjustment that will continue to accumulate until retirement).  Beginning at age 60, Mr. Homfray will be entitled to normal retirement benefits under the U.K. Pension Plan estimated at $126,600 per year as of December 31, 2012 and prior to any subsequent inflation adjustment.

Swiss Pension Plan.  Beginning on January 1, 2011, Mr. Homfray began accruing benefits under a pension plan maintained for the benefit of certain Company employees in Switzerland (“Swiss Pension Plan”).  For each year Mr. Homfray participates in the Swiss Pension Plan, the Company will contribute an amount to the plan on Mr. Homfray’s behalf equal to 12% (10% for 2011 when Mr. Homfray had not yet attained the age of 55) times the sum of (i) the lesser of his target bonus and his actual bonus for such year and (ii) his base salary for such year (in each case, reduced in coordination with certain statutory limits).

Senior Executive Retirement Plan.  Because of the benefit limits under the U.S. Pension Plan, the U.K. Pension Plan and the Swiss Pension Plan described above, the Company provides additional retirement benefits to the NEOs under the Senior Executive Retirement Plan (“SERP”).  The annual benefit for executives eligible to participate in the SERP is based upon a formula equal to (i) 2.25% in the case of Mr. Conway and 2.0% in the cases of the other NEOs of the average of the five highest consecutive years of earnings (consisting of salary and bonus and determined without regard to the limits imposed on tax qualified plans) during the last 10 years of employment times years of service up to twenty years plus (ii) 1.67% in the case of Mr. Conway and 1.45% in the cases of the other NEOs of such earnings for the next fifteen years plus (iii) at the discretion of the Compensation Committee, 1% of such earnings for years of service beyond thirty-five years less (iv) Social Security old-age benefits (and similar benefits provided in foreign jurisdictions) attributable to employment with the Company and the Company-funded portion of the executive’s Pension Plan benefits and, in the cases of Messrs. Conway and Salaerts, their benefits under the 401(k) Retirement Savings Plan and the international defined contribution retirement benefit plan, respectively.

The NEOs who earned a vested benefit under the SERP on or before December 31, 2004 may, with respect to that part of the benefit earned on or before December 31, 2004, elect to take all or part of such annual retirement benefit in a lump sum at retirement, the amount of which is determined by calculating the present value of the actuarially determined future annual payments.  All benefits earned under the SERP after December 31, 2004 are paid in a lump sum.  If an NEO with a vested retirement benefit under the SERP dies prior to termination of employment, the NEO’s surviving spouse will be entitled to a 50% survivor benefit.  The SERP also provides a lump-sum death benefit of five times the annual retirement benefit.

SERP participants vest in their benefits at the earliest of five years of participation, specified retirement dates, total disability or upon a “change in control” of the Company.

As a result of historically low long-term interest rates, the lump-sum value of Mr. Conway’s retirement benefits significantly increased during recent years.  Although Mr. Conway has agreed to continue to serve the Company beyond his normal retirement age of 65, he has irrevocably waived his rights to a retirement benefit under the SERP that exceeds $32 million.  As of December 31, 2012, based on long-term interest rates and other actuarial assumptions as of that date, Mr. Conway had voluntarily waived approximately $5 million of lump-sum retirement benefits to which he would have been entitled had he retired at that time.  Mr. Conway’s actual retirement benefit may fall below $32 million depending upon long-term interest rates, his rate of pay and/or actuarial and other factors at his retirement date.

Defined Contribution Plans.  The Company also maintains a tax-qualified 401(k) Retirement Savings Plan to which all U.S. salaried employees, including three NEOs (Messrs. Conway, Donahue and McGowan), are able to contribute a portion of their salaries on a pre-tax basis.  Subject to limits of the Code, the Company will match 50% of the first 3% of pay that is contributed to this 401(k) plan.  Mr. Salaerts participates in an international defined contribution retirement benefit plan to which Mr. Salaerts is permitted to contribute a portion of his salary up to $12,000 annually.  The Company contributes an amount equal to 9% of Mr. Salaerts’ base salary and bonus to this plan on behalf of Mr. Salaerts.

Perquisites.  The Company provides the NEOs with a limited number of perquisites and other personal benefits that the Committee believes are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain key executives.  An item is a perquisite if it confers a direct or indirect benefit that has a personal aspect, without regard to whether it may be provided for some business reason or for the convenience of the Company, unless it is generally available on a non-discriminatory basis to all employees.  An item is not a perquisite if it is integrally and directly related to the performance of the executive’s duties.  For 2012 the NEOs were provided, among others, the following perquisites: automobile allowances, insurance coverages and, in certain cases, overseas allowances.

Severance.  The Company has employment agreements with all of the NEOs.  In addition to the compensation components listed above, these contracts provide for post-employment severance payments and benefits in the event of employment termination under certain circumstances.  For more information regarding these potential severance payments and benefits, see “Employment Agreements and Potential Payments upon Termination.”  The Committee believes that these contracts provide an incentive to the NEOs to remain with the Company and serve to align the interests of the NEOs and Shareholders, including in the event of a potential acquisition of the Company.

Tax Deductibility of Executive Compensation.  Compensation paid to our CEO and to each of our three highest paid NEOs other than our CFO will not be deductible for federal income tax purposes to the extent such compensation exceeds $1 million in any year unless such compensation is “performance-based” as defined in Section 162(m) of the Code.  The Compensation Committee has structured awards to the NEOs under the Company’s long-term equity compensation program that qualify for this exemption. However, the Committee believes that Shareholder interests are best served if its discretion and flexibility in awarding compensation is not restricted, even though some compensation awards may result in non-deductible compensation expenses. Therefore, the Committee intends to maintain flexibility to pay compensation that is not entirely deductible when sound direction of the Company would make that advisable.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the Company’s management.  Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

This report is respectfully submitted on February 27, 2013 by the members of the Compensation Committee.

Hans Löliger, Chairperson
Arnold Donald
William Little
Jim Turner

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table lists certain information regarding compensation earned during the Company’s last three fiscal years by the Company’s Chief Executive Officer, Chief Financial Officer and other three Executive Officers who were the highest paid during 2012.

Name and Principal Position	Year	Salary	Stock Awards (1)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings (2)		All Other Compensation (3)	Total Compensation

John W. Conway	2012	$1,075,000	$6,870,042	$2,769,200	$ 118,317	(4)	$1,312,884	$12,145,443
Chairman of the Board, President and Chief Executive Officer	2011	1,075,000	6,870,042	3,214,250	2,469,195		1,861,839	15,490,326
	2010	1,075,000	6,881,025	3,708,750	1,244,267		793,055	13,702,097

Timothy J. Donahue (5)	2012	535,000	1,164,138	958,720	938,654		288,802	3,885,314
Executive Vice President and Chief Financial Officer	2011	535,000	1,164,138	1,112,800	1,392,648		224,635	4,429,221
	2010	535,000	1,166,018	1,284,000	777,281		168,412	3,930,711

Raymond L. McGowan	2012	535,000	1,164,138	492,200	688,938		226,326	3,106,602
President-Americas Division	2011	535,000	1,164,138	1,258,320	1,211,702		215,101	4,384,261
	2010	535,000	1,166,018	1,284,000	696,108		173,253	3,854,379

Jozef Salaerts (6)	2012	470,752	607,642	885,014	1,204,546		617,047	3,785,001
President-Asia-Pacific Division	2011	443,485	607,642	997,842	1,529,674		508,836	4,087,479
	2010	424,707	545,030	955,591	781,288		763,275	3,469,891

Christopher C. Homfray (7)	2012	601,644	1,412,166	168,460	956,090		276,322	3,414,682
Executive Vice President-European Division	2011	586,841	1,409,914	838,576	1,695,452		229,638	4,760,421
	2010	508,592	1,357,152	1,220,621	957,105		199,926	4,243,396

(1)
The amounts in this column, computed in accordance with current Financial Accounting Standard Board guidance for accounting for and reporting of stock-based compensation, represent the aggregate grant-date fair value of time-based restricted stock and performance-based restricted stock (market condition) awards issued by the Company for the respective fiscal years.  The aggregate grant-date fair market values of the time-based restricted stock awards were as follows:  Mr. Conway: $2,290,016 for 2012, $2,293,689 for 2011 and $2,177,661 for 2010; Mr. Donahue: $388,044 for 2012, $388,662 for 2011 and $369,009 for 2010; Mr. McGowan: $388,044 for 2012, $388,662 for 2011 and $369,009 for 2010; Mr. Salaerts: $202,537 for 2012, $202,874 for 2011 and $172,485 for 2010; and Mr. Homfray: $470,728 for 2012, $470,722 for 2011 and $429,497 for 2010.  For performance-based restricted stock, the aggregate grant-date fair market value is based upon the probable outcome of the performance condition.  The aggregate grant-date fair market values of the performance-based restricted stock, assuming instead that the highest level of performance conditions were to be achieved, would be as follows:  Mr. Conway: $7,790,554 for 2012,

$7,398,565 for 2011 and $6,967,946 for 2010; Mr. Donahue: $1,320,108 for 2012, $1,253,707 for 2011 and $1,180,754 for 2010; Mr. McGowan: $1,320,108 for 2012, $1,253,707 for 2011 and $1,180,754 for 2010; Mr. Salaerts: $689,046 for 2012, $654,387 for 2011 and $551,919 for 2010; and Mr. Homfray: $1,601,376 for 2012, $1,518,387 for 2011 and $1,374,304 for 2010.  If the minimum level of performance conditions were not achieved, the value of the performance-based restricted stock awards would be $0 in all cases.  Further detail surrounding the shares awarded, the method of valuation and the assumptions made are set forth in Note P, “Stock-Based Compensation” to the financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.  There can be no assurance that the amounts related to performance-based shares will ever be realized by the NEOs.

(2)
The amounts in this column reflect the increase in actuarial present value of defined benefit retirement plans, including supplemental plans, for the respective fiscal years.  Actuarial valuations were based on assumptions that were in accordance with the guidelines of FASB Statement of Financial Accounting Standards No. 87, “Employer’s Accounting for Pensions” (“FAS 87”) and that are discussed in Note V, “Pension and Other Postretirement Benefits” to the financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

(3)	The amounts in this column for 2012 include the following items:

	J. Conway	T. Donahue	R. McGowan	J. Salaerts	C. Homfray

Change in Value of SERP Life Insurance	$1,199,527	$266,371	$193,400	$332,399	$196,393
FICA on Change in SERP Valuation	69,260	13,093	13,726	0	0
Automobile Allowance	25,036	5,588	15,450	42,712	34,068
Life Insurance*	15,311	0	0	0	0
Defined Contribution Plan Company Contributions	3,750	3,750	3,750	144,811	0
Overseas Housing Allowance	0	0	0	54,000	45,861
Third Country National Health and Welfare Benefits**	0	0	0	43,125	0
Total	$1,312,884	$288,802	$226,326	$617,047	$276,322

*	Life Insurance includes insurance premiums for Mr. Conway under a split-dollar life insurance agreement.

**	Third Country National Health and Welfare Benefits for Mr. Salaerts include insurance benefits.

(4)
In 2011, Mr. Conway irrevocably waived his rights to retirement benefits under the Senior Executive Retirement Plan that exceed $32 million.  The number set forth in the table reflects the change in value of Mr. Conway’s retirement benefits under the Company’s U.S. Pension Plan.

(5)	Mr. Donahue was appointed the Company’s President and Chief Operating Officer effective March 4, 2013.

(6)	Mr. Salaerts’ non-equity compensation for 2012 set forth in the table above has been converted from Singapore Dollars into U.S. Dollars at the December 31, 2012 closing exchange rate of $0.818699.

(7)
Mr. Homfray served as President of the Company’s European Division until June 1, 2012, at which time he stepped down from that position for personal reasons.  Mr. Homfray’s non-equity compensation for 2012 set forth in the table above has been converted from Swiss Francs into U.S. Dollars at the December 31, 2012 closing exchange rate of $1.09192.

Grants of Plan-Based Awards

The following table provides information about the annual incentive bonuses that the Company’s NEOs were eligible to receive in 2012 under the Company’s Economic Profit Incentive Plan and stock-based awards granted in 2012 to each of the Company’s NEOs under the Company’s 2006 Stock-Based Incentive Compensation Plan.  There can be no assurance that the fair value of the performance-based stock awarded to the Company’s NEOs in 2012 will ever be realized by the NEOs.  For further information and the assumptions made in determining the grant-date fair values of the stock awards, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies” and Notes A and P to the Company’s financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

Name	Grant Dates of Equity Awards	Estimated Future Payouts under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (3)	2012 Grant Date Fair Value of Stock and Option Awards (4) ($)
		Minimum ($)	Target ($)	Maximum ($)	Minimum (Shares)	Target (Shares)	Maximum (Shares)
John Conway	1/04/2012 (5)	0	1,236,250	3,708,750	0	115,279	230,558	67,772	6,870,042
Timothy Donahue	1/04/2012 (6)	0	428,000	1,284,000	0	19,534	39,068	11,484	1,164,138
Raymond McGowan	1/04/2012 (7)	0	428,000	1,284,000	0	19,534	39,068	11,484	1,164,138
Jozef Salaerts	1/04/2012 (8)	0	376,602	1,129,806	0	10,196	20,392	5,994	607,642
Christopher Homfray	1/04/2012 (9)	0	481,315	1,443,945	0	23,696	47,392	13,931	1,412,166

(1)
These amounts represent the range of annual non-equity incentive bonuses for which the NEOs were eligible in 2012 under the Company’s Economic Profit Incentive Plan.  For further information relating to the Economic Profit Incentive Plan, see “Compensation Discussion and Analysis – Annual Incentive Bonus.”  For information regarding the actual value of awards earned under the Economic Profit Incentive Plan for 2012, see the Summary Compensation Table above.

(2)
These amounts represent the range of stock-based compensation that might be realized under the 2012 performance-based restricted stock awards.  Not included are the additional performance-based shares earned in 2012 with respect to the 2009 restricted stock grant.  The potential payouts are based on performance and are therefore at risk. The performance measures are based upon the Company’s total shareholder return (“TSR”) versus the TSR of a defined peer group of companies that are described in “Compensation Discussion and Analysis – Long-Term Equity Incentives” above.  The vesting of the performance-based shares from the 2012 award will occur in January 2015, with the actual number of shares vesting dependent upon the Company’s TSR compared to that of the peer group.  For further details, refer to Note P, “Stock-Based Compensation” to the Company’s financial statements in its Annual Report on Form 10-K for the fiscal year ended December 31, 2012.  Rights to the performance-based shares are not forfeited upon death or disability and remain subject to attainment of the performance goal.  Performance-based shares may not be forfeited upon retirement at the discretion of the Committee and, if not forfeited, remain subject to attainment of the performance goal.  Performance-based shares vest upon a “change in control” of the Company based upon the Company’s TSR as compared to that of the peer group at the time of the “change in control.”

(3)
These amounts represent time-based restricted stock awarded in 2012 and do not include the performance-based restricted stock awards.  Time-based restricted stock vests annually over three years from the date of the award.  If a participant terminates employment due to retirement with Committee approval, disability or death, or upon a “change in control” of the Company, vesting of the award accelerates.

(4)
These amounts represent the grant-date fair value of time-based restricted stock and performance-based restricted stock awarded in 2012.  The grant-date fair value of the time-based restricted stock is the $33.79 per share closing price of the Company’s stock on the date of the award.  The grant-date fair value of the performance-based shares is based on a Monte Carlo valuation model.  In order for the Company to deliver two-thirds of the value of an NEO’s targeted long-term equity incentive in performance-based restricted stock, somewhat more than one-third of the total number of shares granted are time-based restricted shares, and somewhat less than two-thirds are performance-based restricted shares because the prescribed valuation methods under FASB ASC Topic 718 result in greater per unit values for performance-based restricted stock than for time-based restricted stock. Further details regarding these shares, the method of valuation and the assumptions made are set forth in Note P, “Stock-Based Compensation” to the financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

(5)
Represents grant to Mr. Conway of 183,051 shares of stock-based compensation under the 2006 Stock-Based Incentive Compensation Plan. Time-based restricted stock totaling 67,772 shares vests over a three year period as follows: 22,591 shares on January 4, 2013 and 2014 and 22,590 shares on January 4, 2015. The remaining 115,279 shares of performance-based restricted stock vest on January 4, 2015 based on the Company’s TSR versus the TSR of a defined peer group of companies, with the final number of performance shares actually vesting varying from 0 to 230,558.

(6)
Represents grant to Mr. Donahue of 31,018 shares of stock-based compensation under the 2006 Stock-Based Incentive Compensation Plan.  Time-based restricted stock totaling 11,484 shares vests over a three year period as follows:  3,828 shares on January 4, 2013, 2014 and 2015.  The remaining 19,534 shares of performance-based restricted stock vest on January 4, 2015 based on the Company’s TSR versus the TSR of a defined peer group of companies, with the final number of performance shares actually vesting varying from 0 to 39,068.

(7)
Represents grant to Mr. McGowan of 31,018 shares of stock-based compensation under the 2006 Stock-Based Incentive Compensation Plan.  Time-based restricted stock totaling 11,484 shares vests over a three year period as follows:  3,828 shares on January 4, 2013, 2014 and 2015.  The remaining 19,534 shares of performance-based restricted stock vest on January 4, 2015 based on the Company’s TSR versus the TSR of a defined peer group of companies, with the final number of performance-based shares actually vesting varying from 0 to 39,068.

(8)
Represents grant to Mr. Salaerts of 16,190 shares of stock-based compensation under the 2006 Stock-Based Incentive Compensation Plan.  Time-based restricted stock totaling 5,994 shares vests over a three year period as follows:  1,998 shares on January 4, 2013, 2014 and 2015.  The remaining 10,196 shares of performance-based restricted stock vest on January 4, 2015 based on the Company’s TSR versus the TSR of a defined peer group of companies, with the final number of performance-based shares actually vesting varying from 0 to 20,392.                       .

(9)
Represents grant to Mr. Homfray of 37,627 shares of stock-based compensation under the 2006 Stock-Based Incentive Compensation Plan.  Time-based restricted stock totaling 13,931 shares vests over a three year period as follows:  4,644 shares on January 4, 2013 and 2014 and 4,643 shares on January 4, 2015.  The remaining 23,696 shares of performance-based restricted stock vest on January 4, 2015 based on the Company’s TSR versus the TSR of a defined peer group of companies, with the final number of performance-based shares actually vesting varying from 0 to 47,392.

Outstanding Equity Awards at Fiscal Year-End

The following table shows the number of shares covered by exercisable and unexercisable options (under “Option Awards”) and unvested time-based restricted Common Stock and unvested performance-based restricted Common Stock (under “Stock Awards”) held by the Company’s NEOs on December 31, 2012.  These outstanding equity awards have been granted to the Company’s NEOs under the Company’s 2004 and 2006 stock-based incentive compensation plans.

Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Exercisable Options (Shares)	Number of Securities Underlying Unexercisable Options (1) (Shares)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (2) (Shares)	Market Value of Shares or Units of Stock That Have Not Vested (3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (4) (Shares)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (3) ($)
John Conway	175,865		8.60	5/3/2014	140,231	5,161,903	355,049	13,069,354
Timothy Donahue					23,761	874,642	60,164	2,214,637
Raymond McGowan	40,000	10,000	23.45	2/20/2017	23,761	874,642	60,164	2,214,637
Jozef Salaerts	5,000 5,000 32,000	8,000	8.75 13.20 23.45	2/24/2014 12/15/2014 2/20/2017	12,152	447,315	30,202	1,111,736
Christopher Homfray					28,585	1,052,214	71,864	2,645,314

(1)	The unvested option awards reported under this column all vested on February 20, 2013.

(2)
These amounts represent outstanding unvested time-based restricted stock awards.  Time-based restricted stock vests annually over three years from the date of the award.  Accordingly, with respect to awards made in 2010, the remaining one-third vested on February 25, 2013; with respect to awards made in 2011, the second one-third vested on January 4, 2013 and the final one-third will vest on January 4, 2014; and with respect to awards made in 2012, the first one-third vested on January 4, 2013, the second one-third will vest on January 4, 2014 and the final one-third will vest on January 4, 2015.  If a participant terminates employment due to retirement with Committee approval, disability or death, or upon a “change in control” of the Company, vesting of the unvested time-based restricted stock awards accelerates to the date of termination.

(3)	Computed as of December 31, 2012. The closing price of the Company’s Common Stock on December 31, 2012 was $36.81.

(4)
These amounts represent outstanding performance-based restricted stock at target level.  The range of shares to be received is 0 to 200% of the target based on the levels of performance achieved under the 2010 award from January 1, 2010 to December 31, 2012, under the 2011 award from January 1, 2011 to December 31, 2013, and under the 2012 award from January 1, 2012 to December 31, 2014.  The number reported does not include the additional shares that may be awarded based upon the Company’s performance and includes shares that may be forfeited based on the Company’s performance.  The vesting date for the performance-based shares awarded in 2010 was February 25, 2013.  At that time, it was determined that the Company’s total shareholder return versus a defined peer group of companies, which was the performance criterion, placed it in the 70th percentile which entitled the NEOs to performance-based shares at 140.83% of their individual targets.  Accordingly, in addition to the 2010 target number of performance-based shares reported in this column, the following additional performance-based awards were made:  Mr. Conway – 53,079 shares, Mr. Donahue – 8,994 shares, Mr. McGowan – 8,994 shares, Mr. Salaerts – 4,204 shares and Mr. Homfray – 10,469 shares.  These additional shares vesting after December 31, 2012 are not included in the amounts in this column.  The vesting dates of the performance-based shares that have not vested are January 4, 2014 with respect to the 2011 award and January 4, 2015 with respect to the 2012 award.  Rights to the performance-based shares are not forfeited upon death or disability and remain subject to attainment of the performance goal.  Performance-based shares may not be forfeited upon retirement at the discretion of the Committee and, if not forfeited, remain subject to attainment of the performance goal.  Performance-based shares vest upon a “change in control” of the Company based upon the Company’s TSR as compared to that of the peer group at the time of the “change in control.”

Option Exercises and Stock Vested

The following table shows the number of shares of the Company’s Common Stock acquired and the actual value received during 2012 upon the exercise of stock options or vesting of stock awards.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise (1) ($)	Number of Shares Acquired on Vesting (2)	Value Realized on Vesting (3) ($)
John Conway	474,135	13,679,202	318,081	10,882,305
Timothy Donahue	0	0	50,549	1,730,181
Raymond McGowan	0	0	50,549	1,730,181
Jozef Salaerts	0	0	21,669	742,159
Christopher Homfray	0	0	61,926	2,118,847

(1)
The amounts in this column calculate the aggregate dollar amount realized upon exercise by multiplying the number of shares subject to outstanding options times the difference between the market price of the underlying Company Common Stock at the date of exercise and the exercise price of such options.

(2)
Amounts in this column include both time-based and performance-based restricted stock that vested in 2012.  The amounts include the additional performance-based shares earned under the 2009 award that were issued on January 16, 2012 as a result of the Company’s achievement of a total shareholder return in the 74th  percentile among its peer group, which entitled those NEOs to performance shares at 149% of their individual targets.  Accordingly, in addition to the 2009 target number of performance shares reflected in this column, Mr. Conway was awarded 69,531 additional shares, Mr. Donahue was awarded 10,914 additional shares, Mr. McGowan was awarded 10,914 additional shares, Mr. Salaerts was awarded 4,539 additional shares and Mr. Homfray was awarded 13,457 additional shares.  For further information relating to the performance-based share awards, see “Compensation Discussion and Analysis – Long-Term Equity Incentives.”

(3)
The amounts in this column are the aggregate dollar amount realized upon vesting, calculated by multiplying the number of shares of stock times the market value of the Company Common Stock at the date of vesting.

Pension Benefits

The following table shows estimated benefits payable upon retirement to the NEOs under the Company’s Pension Plans and Senior Executive Retirement Plan (“SERP”), the pension benefits plans maintained by the Company in which the NEOs participate.

Name	Plan Name (1)(2)	Number of Years Credited Service (3)	Present Value of Accumulated Benefit (4)(5) ($)
John Conway	Pension Plan SERP	38 38	1,422,643 32,000,000(6)
Timothy Donahue	Pension Plan SERP	22 22	515,001 4,201,823
Raymond McGowan	Pension Plan SERP	11 11	378,942 3,305,766
Jozef Salaerts	Pension Plan SERP	- 24	- 4,539,385
Christopher Homfray	Pension Plan SERP	17 17	2,966,970 2,771,402

(1)
The U.S. Pension Plan in which the NEOs (other than Messrs. Homfray and Salaerts) participate is designed and administered to qualify under Section 401(a) of the Code.  Mr. Homfray’s pension plan benefits are governed by the U.K. Pension Plan with respect to his work for the Company through December 31, 2010 (at which time his active participation in the U.K. Pension Plan ceased) and, effective January 1, 2011, by the Swiss Pension Plan.  Mr. Salaerts participates in an international defined contribution retirement benefit plan.  For further information, see “Compensation Discussion and Analysis – Retirement Benefits.”

(2)
The annual benefit for the NEOs under the SERP is based upon a formula equal to (i) 2.25% in the case of Mr. Conway and 2.0% in the cases of the other NEOs of the average of the five highest consecutive years of earnings during the last 10 years of service (consisting of salary and bonus and determined without regard to the limits imposed on tax qualified plans) times years of service up to twenty years plus (ii) 1.67% in the case of Mr. Conway and 1.45% in the cases of the other NEOs of such earnings for the next fifteen years plus (iii) at the discretion of the Compensation Committee, 1% of such earnings for years of service beyond thirty-five years less (iv) Social Security old-age benefits (and similar benefits provided in foreign jurisdictions) attributable to employment with the Company and the Company-funded portion of the executive’s Pension Plan benefits and, with respect to Messrs. Conway and Salaerts, their benefits under the 401(k) Retirement Savings Plan and the international defined contribution retirement benefit plan, respectively.  For further information, see “Compensation Discussion and Analysis – Retirement Benefits.”

(3)	Years of service are rounded to the nearest full year.

(4)
The calculation of the present value is based on assumptions that were in accordance with the guidelines of FAS 87 and that are discussed in Note V, “Pension and Other Postretirement Benefits” to the financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

(5)	All of the benefits are vested with respect to the NEOs.

(6)
Mr. Conway has irrevocably waived his right to any lump-sum retirement benefit under the SERP in excess of $32 million.  Except for this waiver, the actuarial present value of Mr. Conway’s lump-sum retirement benefit as of December 31, 2012 would have been $37,158,662.

Employment Agreements and Potential Payments Upon Termination

The Company has employment agreements with all of its NEOs.  In addition to the compensation and benefits described above, these contracts provide for certain post-employment severance payments in the event of employment termination under certain circumstances.  The Compensation Committee believes that these contracts provide an incentive to the NEOs to remain with the Company and serve to align the interests of the NEOs and Shareholders, including in the event of a potential acquisition of the Company.

Under the employment agreements, Mr. Conway has agreed that, during his employment and for two years thereafter, he shall not compete with the Company or solicit Company employees to terminate employment with the Company.  Messrs. Donahue, McGowan and Salaerts are subject to a similar non-competition provision that is limited to a one-year post-employment period prior to a change in control and two years following a change in control.  Mr. Homfray is subject to a one-year post-employment non-competition provision and a one-year post-employment provision not to solicit Company employees to terminate employment with the Company.

Under the agreements for Messrs. Conway, Donahue, McGowan and Salaerts, if an executive’s employment is terminated because of a voluntary termination (including retirement), disability or death, the Company will pay the executive (or his estate, if applicable) his base salary through the date of termination, a pro-rated target bonus payment and any vested retirement, incentive or other benefits.  If the employment of Messrs. Conway, Donahue, McGowan or Salaerts is terminated for “Cause,” the Company will pay to the executive only the base salary owed through his date of termination and his vested retirement, incentive or other benefits.

Under the agreement for Mr. Conway, if the employment of the executive is terminated by the Company without Cause or by the executive for “Good Reason” other than within the 13-month period following a “Change in Control,” in addition to the executive’s base salary through the date of termination, the Company will pay to the executive a lump-sum payment equal to the sum of (i) his target bonus for the year of termination and (ii) an amount equal to three times the sum of the executive’s base salary and his target bonus for the year of termination.  Under the agreements for Messrs. Donahue, McGowan and Salaerts, upon the termination of the executive’s employment by the Company without Cause other than within the 12-month period following a Change in Control, the Company will pay to the executive (i) his base salary through the date of termination, (ii) a pro-rated target bonus payment and (iii) a lump-sum payment equal to the executive’s base salary.  In the case of Mr. Homfray, if his employment is terminated by the Company other than for cause, he will receive a payment equal to 12 months of base salary.  In all such cases, the Company will also pay to the executive any vested retirement, incentive or other benefits.

If the employment of Messrs. Conway, Donahue, McGowan or Salaerts is terminated by the Company without Cause or by the executive for Good Reason, during the 13-month period following a Change in Control with respect to Mr. Conway and during the 12-month period following a Change in Control with respect to Messrs. Donahue, McGowan and Salaerts, the Company will pay to such executive his base salary through the date of termination plus a lump-sum payment equal to the sum of (i) his target bonus for the year of termination and (ii) an amount equal to three times the sum of the executive’s base salary and his average bonus over the three completed years prior to the year of termination.  In addition, all stock options and time-based and performance-based restricted stock granted to such executive by the Company will become fully vested and, in the case of stock options, immediately exercisable.  With respect to Mr. Conway, following a Change in Control, “Good Reason” includes the executive’s voluntary termination of employment for any reason during the one-month period following the one-year anniversary of the Change in Control.  In all such cases, the Company will also pay to the executive any vested retirement, incentive or other benefits.  Except in the case of Mr. Salaerts, to the extent an executive would be subject to the excise tax under Code Section 4999 on the amounts or benefits to be received from the Company and required to be included in the calculation of payments contingent on a change in control for purposes of Code Section 280G, the Company will pay to the executive an additional amount so that the executive will receive the full amount owed to him under his employment agreement, without regard to the excise tax or any other taxes imposed on the additional payment.

The following table provides estimates of the potential severance and other post-termination benefits the NEOs would receive assuming their respective employment was terminated as of December 31, 2012.

Name	Benefit	Termination upon Retirement, Disability or Death ($)	Resignation for Good Reason prior to a Change in Control ($)	Termination without Cause prior to a Change in Control ($)	Termination without Cause or Resignation for Good Reason after a Change in Control ($)
John Conway	Salary:		3,225,000	3,225,000	3,225,000
	Bonus:	1,236,250	4,945,000	4,945,000	11,868,000
	Accelerated Restricted Stock Vesting: (1)	5,161,903			18,231,257
	Accelerated Stock Option Vesting:
	Additional Health Care Benefits: (2)	166,038			166,038
	Tax Gross-Up: (3)				37,429,525
	Total:	6,564,191	8,170,000	8,170,000	70,919,820
Timothy Donahue	Salary:			535,000	1,605,000
	Bonus:	428,000		428,000	4,036,800
	Accelerated Restricted Stock Vesting: (1)	874,642			3,089,279
	Accelerated Stock Option Vesting:
	Additional Health Care Benefits: (2)	799,897			799,897
	Tax Gross-Up: (3)				7,617,064
	Total:	2,102,539		963,000	17,148,040
Raymond McGowan	Salary:			535,000	1,605,000
	Bonus:	428,000		428,000	4,182,320
	Accelerated Restricted Stock Vesting:(1)	874,642			3,089,279
	Accelerated Stock Option Vesting: (4)				133,600
	Additional Health Care Benefits: (2)	278,546			278,546
	Tax Gross-Up: (3)				6,004,113
	Total:	1,581,188		963,000	15,292,858
Jozef Salaerts	Salary:			470,752	1,412,256
	Bonus:	376,602		376,602	2,897,035
	Accelerated Restricted Stock Vesting: (1)	447,315			1,559,051
	Accelerated Stock Option Vesting: (4)				106,880
	Additional Health Care Benefits:
	Tax Gross-Up:
	Total	823,917		847,354	5,975,222
Christopher Homfray	Salary:			601,644	601,644
	Bonus:
	Accelerated Restricted Stock Vesting: (1)	1,052,214			3,697,528
	Accelerated Stock Option Vesting:
	Additional Health Care Benefits:
	Tax Gross-Up:
	Total:	1,052,214		601,644	4,299,172

(1)
The vesting of time-based and performance-based restricted stock awards accelerates upon (i) termination for retirement with Committee approval, death or disability and (ii) termination without cause or resignation for good reason after a Change in Control.  In the case of acceleration due to retirement, disability or death, the performance shares remain outstanding until the performance period ends.  Accordingly, no performance share compensation has been provided for terminations upon retirement, disability or death because payout cannot be assured.  For termination after a Change in Control, the target level of performance share compensation has been included with the share-based compensation from restricted stock.  For further details, refer to the Outstanding Equity Awards at Fiscal Year-End table above and Note P, “Stock-Based Compensation” to the Company’s financial statements in its Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

(2)
The additional health care coverage set forth in this row relates to retirement. Coverage related to death or disability would be valued at $218,211 for Mr. Conway, $1,083,461 for Mr. Donahue and $407,692 for Mr. McGowan.

(3)
In the event of a Change in Control, vested benefits under the Company’s Senior Executive Retirement Plan (see “Compensation Discussion and Analysis – Retirement Benefits”) will be distributed in a lump sum.  See “Pension Benefits” above.  The Company has agreed to reimburse these NEOs for all taxes imposed on such lump-sum payments and such reimbursement.  In addition, upon a Change in Control, NEOs may be subject to certain excise taxes under Code Section 4999, related to parachute payments under Code Section 280G.  The Company has agreed to reimburse these NEOs for those excise taxes as well as any income and excise taxes payable by the NEO as a result of any reimbursements for the Code Section 4999 excise taxes.  The amounts in the table are based on a Code Section 4999 excise tax rate of 20%, a federal income tax rate of 35%, a Medicare tax rate of 1.45% and a combined state and local tax rate of 4.07%.

(4)
The accelerated stock option vesting amounts for Messrs. McGowan and Salaerts represent the difference between the closing stock price of $36.81 at December 31, 2012 and the exercise price on the grant date, February 20, 2007, multiplied by the number of unvested shares subject to outstanding options as of December 31, 2012.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The firm of PricewaterhouseCoopers LLP, an independent registered public accounting firm, was the independent auditor for the most recently completed fiscal year.  The Audit Committee has appointed PricewaterhouseCoopers as independent auditors to audit and report on the Company’s financial statements for 2013.  PricewaterhouseCoopers performs annual audits of the Company’s financial statements and assists the Company in the preparation of various tax returns around the world.  A representative or representatives of PricewaterhouseCoopers are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so.  Such representatives are also expected to be available to respond to questions raised orally at the Annual Meeting or submitted in writing to the Office of the Secretary of the Company before the Annual Meeting.

The Audit Committee reviewed the fees of PricewaterhouseCoopers for the fiscal years ended December 31, 2012 and December 31, 2011.  The Company paid fees in the following categories.  (1) Audit Fees were for professional services rendered for the audits of effectiveness of the internal control over financial reporting and consolidated financial statements of the Company, including the U.S. integrated financial statement and internal controls audit, statutory audits, issuance of comfort letters, consents and assistance with and review of documents filed with the SEC.  (2) Audit Related Fees include fees for due diligence in connection with mergers and acquisitions and other assurance related services performed in connection with statutory requirements in various countries.  (3) Tax Compliance Fees were for services rendered for tax compliance, including the preparation of tax returns and claims for refunds.  (4) Tax Advisory Services Fees were for tax planning and advice.  (5) All Other Fees were for services rendered for assistance provided primarily to non-U.S. subsidiaries.  The amount of fees for each category in 2012 and 2011 are set forth below.

	2012	2011
Audit Fees	$6,992,000	$6,763,000
Audit Related Fees	41,000	82,000
Tax Compliance Fees	839,000	1,281,000
Tax Advisory Services Fees	716,000	2,309,000
All Other Fees	1,000	20,000

All of the services described above were approved by the Audit Committee.  The Audit Committee also evaluated whether the non-audit fees paid to PricewaterhouseCoopers are compatible with maintaining their independence as auditors.  The Audit Committee reviews each year the level of Audit and Audit Related fees in relation to all other fees paid to the independent auditors.  In carrying out this responsibility, the Audit Committee may obtain input from Company management on the general level of fees.  The Audit Committee pre-approves all audit and permitted non-audit services, and related fees, to be performed by its independent auditors.  In addition to the Audit Committee’s annual pre-approval, under the Audit Committee Charter, the Chairperson of the Audit Committee has the authority to review and approve other services that may arise during the year with proposed fees up to $250,000 per transaction and reports back any such approvals to the full Audit Committee.  Pursuant to this authority, during 2012 the Chairperson reviewed and approved services with fees totaling less than $13,000 in the aggregate.

AUDIT COMMITTEE REPORT

The Audit Committee provides assistance to the Board of Directors by its oversight of the financial accounting practices and the internal controls of the Company and represents the Board in connection with the services rendered by the Company’s independent auditors, who report directly to the Audit Committee.

In fulfilling its responsibilities, the Audit Committee has reviewed and discussed with the Company’s management and its independent auditors the audited financial statements for the fiscal year ended December 31, 2012 and the Company’s system of internal controls and its effectiveness.  Management is responsible for the financial statements and the reporting process, including the system of internal controls, and has represented to the Audit Committee that such financial statements were prepared in accordance with generally accepted accounting principles.  The Company’s independent auditors, PricewaterhouseCoopers LLP, are responsible for expressing an opinion as to whether the financial statements fairly present in all material respects the financial position, results of operations and cash flows of the Company in accordance with generally accepted accounting principles in the United States.  PricewaterhouseCoopers has informed the Audit Committee that they have given such an opinion with respect to the audited financial statements for the fiscal year ended December 31, 2012.

The Audit Committee discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee discussed with the independent auditors the auditors’ independence from the Company and its management, including the matters in the written disclosures and letter which were received by the Audit Committee from the independent auditors as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee regarding independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

This report is respectfully submitted on February 27, 2013 by the members of the Audit Committee.

Jenne Britell, Chairperson
Josef Müller
Thomas Ralph
Hugues du Rouret
William Urkiel

PROPOSAL 2:  RATIFICATION OF APPOINTMENT
OF INDEPENDENT AUDITORS

The Audit Committee has appointed the firm of PricewaterhouseCoopers LLP, an independent registered public accounting firm, as independent auditors to audit and report on the Company’s financial statements for 2013.

Although the submission to Shareholders of the appointment of PricewaterhouseCoopers is not required by law or the Company’s By-Laws, the Audit Committee believes it is appropriate to submit this matter to Shareholders to allow a forum for Shareholders to express their views with regard to the Audit Committee’s selection.  In the event Shareholders do not ratify the appointment, the Audit Committee may reconsider the appointment of PricewaterhouseCoopers.

The Board of Directors Recommends a Vote FOR the Ratification of the
Appointment of PricewaterhouseCoopers LLP as Independent Auditors.

PROPOSAL 3:  APPROVAL OF THE 2013 STOCK-BASED
INCENTIVE COMPENSATION PLAN

The Board of Directors has adopted, and recommends that the Shareholders approve, the Crown Holdings, Inc. 2013 Stock-Based Incentive Compensation Plan (the “Stock Plan”).  The general purpose of the Stock Plan is to assist the Company, its subsidiaries and affiliates in attracting and retaining management employees by offering them a greater stake in the Company’s success and a closer identity with it and by encouraging ownership of the Company’s stock by such employees.  The Stock Plan will accomplish these goals by allowing eligible employees of the Company, its subsidiaries and affiliates to receive awards of deferred stock, restricted stock, stock options or stock appreciation rights.  The persons eligible to participate in the Stock Plan include any employee of the Company, its subsidiaries or affiliates (including any Director of the Company who is an employee).

The Stock Plan will be administered by a committee appointed by the Board (the “Plan Committee”).  All of the members of the Plan Committee are independent under the listing standards of the NYSE and the Company’s By-Laws.  None of the members of the Plan Committee receive additional compensation for administering the Stock Plan.

Pending Shareholder approval of the Stock Plan, the Company will terminate the 2006 Stock-Based Incentive Compensation Plan (the “Prior Plan”) as of the Stock Plan’s effective date.  The total number of shares of Common Stock that are being authorized for grant under the Stock Plan is 5,000,000 (subject to adjustments for stock splits, stock dividends and the like), plus the shares that were authorized to be granted but have not been issued under the Prior Plan.  The total number of new shares authorized for grant under the Stock Plan will equal approximately 3.5% of the outstanding Common Stock of the Company as of March 5, 2013.  No individual employee may be granted more than 500,000 shares under the Stock Plan during any calendar year.

Basis for Board’s Adoption of the Stock Plan.  Prior to adopting the Stock Plan, the Compensation Committee and the Board considered the various aspects of the Stock Plan, including the number of shares authorized under the Stock Plan, the cost of issuing additional shares, the impact of share dilution on our existing Shareholders and the central role of equity-based incentive compensation in the Company’s executive compensation program, as described more fully in the Compensation Discussion and Analysis section of this Proxy Statement.  The Board also considered the advice of Pay Governance, who served as the executive compensation consultant to the Compensation Committee during 2012 and was retained by the Compensation Committee for 2013, regarding the structure of the Stock Plan and the number of shares to be authorized thereunder.  The Board’s purpose in adopting the Stock Plan was to ensure the longevity, effectiveness and administrative flexibility of the long-term equity incentive component of the Company’s executive compensation program.

The Stock Plan is intended to give the Company the flexibility to grant options, stock appreciation rights (“SARs”), restricted stock and deferred stock (collectively called “Awards”) over the next several years to its Named Executive Officers and a broad section of its management employees.  In determining the number of shares to authorize under the Stock Plan, the Board considered the number of shares remaining for issuance under the Prior Plan as well as historic grant rates.  In the seven years since its inception in 2006, a total of

6,355,002 (net of forfeitures) out of 7,500,000 shares were granted pursuant to Awards under the Prior Plan.  Based on the Company’s historic grant practices, unless the Stock Plan is approved by Shareholders, the Company will lose the flexibility to grant equity-based incentive Awards at levels the Board and the Compensation Committee believe to be critical to motivating and rewarding the Company’s employees for their contributions to the success of the Company and the growth in value of its stock.

Based on the foregoing considerations, the Board concluded that it is in the best interests of the Company and its Shareholders for its Shareholders to approve the Stock Plan.  The Board determined that the costs to the Company’s Shareholders of approving the Stock Plan would be outweighed by the benefits to be achieved by appropriately compensated and motivated employees.  If the Stock Plan is approved, the Board and the Compensation Committee will continue to monitor and evaluate the benefits and risks to the Company and its Shareholders in granting the shares available for issuance under the Stock Plan.

Best Practices.  The Stock Plan was designed to include a number of provisions that the Company believes will reinforce the alignment between the interests of the participants in the Stock Plan and those of the Company’s Shareholders.  These provisions include, but are not limited to, the following:

•	No Discounted Options or SARs. Stock options and SARs may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date.

•	No Repricing, Replacement or Repurchase without Shareholder Approval. The Company may not reprice, replace or repurchase any stock option, SAR or other Award without Shareholder approval.

•
Minimum Vesting Requirements.  Generally, Awards that do not vest upon the achievement of specified performance goals must be granted with a minimum vesting period of three years, provided that up to one-third of each such Award may vest on each anniversary of the grant date.  Awards that vest upon the achievement of specified performance goals may be granted with a minimum vesting period of one year.  However, the Plan Committee does retain the authority to accelerate the vesting of any Award.

•
No Liberal Share Recycling.  If any shares subject to an Award are retained or reacquired by the Company in payment of an exercise price or satisfaction of a withholding or other tax obligation in connection with any Award, such shares shall not be made available for future Awards under the Stock Plan.  SARs to be settled in shares are counted in full against the number of shares available for award under the Stock Plan, regardless of the number of shares issued upon settlement of the SAR.

•
Clawback.  Awards granted under the Stock Plan are subject to mandatory repayment by the participant pursuant to the terms of any applicable Company “clawback” or recoupment policy set forth in the participant’s Award agreement or as required by applicable law.

•	No Dividends on Unvested Awards. The Stock Plan does not permit the payment or accrual of dividends on unvested Awards.

•
No Transferability.  No Award may be transferred, assigned, pledged or encumbered by a participant except pursuant to the laws of descent and distribution or as approved by the Plan Committee for estate planning purposes.

•	No Evergreen Provision. There is no “evergreen” feature pursuant to which the shares authorized for issuance under the Stock Plan can be automatically replenished.

•	No Automatic Grants. The Stock Plan does not provide for “reload” or other automatic grants to participants.

•	No Tax Gross-Ups. The Stock Plan does not provide for any tax gross-ups to participants.

•
Code Section 162(m).  The Stock Plan is designed to allow the granting of Awards that can satisfy the requirements for “qualified performance-based compensation” within the meaning of Section 162(m) of the Code, subject to the approval of the Stock Plan by the Company’s Shareholders.  Awards that satisfy these requirements are not subject to the $1 million limit on deductibility applicable to compensation paid to certain executives of the Company.

Outstanding Awards / Three-Year Burn Rate.  The following table sets forth information regarding outstanding stock options and unvested restricted stock Awards as of March 5, 2013.  These figures represent an update to those provided in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2012, filed on March 1, 2013, primarily as a result of stock option exercises, restricted stock Award vesting, option cancellations and annual stock Awards approved in February 2013.

Options Outstanding	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (in years)	Restricted Stock Awards Outstanding
2,431,085	$21.32	3.53	896,694

The following table sets forth information regarding Awards granted and/or vested, the burn rate for each of the last three years and the average burn rate over the period of the last three years.

Year	Options Granted	Restricted Stock Awards Granted (1)	Total Granted	Weighted Average Number of Shares of Common Stock Outstanding	Burn Rate (2)
2012	0	508,363	508,363	146,066,394	0.35%
2011	97,500	412,496	509,996	151,705,706	0.34%
2010	10,000	387,705	397,705	159,398,667	0.25%
3-year average					0.31%

(1)  Shares granted include performance-based Awards in the year in which they are vested and not in the year that they are granted.

(2)  The burn rate is calculated as (a) all option Awards and time-based restricted stock Awards granted in a year plus (b) performance-based restricted stock vested in such year, the sum of which is divided by the weighted average number of shares of Common Stock outstanding.

Summary of the Stock Plan

The following general description of certain features of the Stock Plan is qualified in its entirety by reference to the Stock Plan that was filed with the SEC as an appendix to the Company’s Proxy Statement and is available at http://investors.crowncork.com/phoenix.zhtml?c=85121&p=proxy.

General.  The Stock Plan authorizes the grant of options, stock appreciation rights, restricted stock and deferred stock.  Options granted under the Stock Plan may be either “incentive stock options,” as defined in section 422 of the Code, or nonqualified stock options, as determined by the Plan Committee.

Eligibility.  The Stock Plan provides that Awards may be granted to any employee of the Company, its subsidiaries or affiliates (including a Director of the Company who is such an employee).

Administration.  The Stock Plan is administered by the Plan Committee.  Subject to the other provisions of the Stock Plan, the Plan Committee has the authority to:

•	interpret the Stock Plan;

•	establish and amend rules and regulations relating to the Stock Plan;

•	select the participants and determine the type of Awards to be made to participants, the number of shares subject to Awards and the terms, conditions, restrictions and limitations of Awards;

•	make all other determinations it deems necessary or advisable for the administration of the Stock Plan; and

•
to the extent permitted by applicable law, delegate some or all of its authority with respect to the Stock Plan and Awards to any executive officer of the Company or any other person designated by the Plan Committee.

Each Award granted under the Stock Plan is evidenced by a written Award agreement between the participant and the Company that describes the Award and states the terms and conditions to which the Award is subject.  The principal terms and conditions of each particular type of Award are described below.

If any Award is forfeited, or if any option terminates, expires or lapses without being exercised, shares of Common Stock subject to such Award will again be available for future grant.  In addition, any shares under the Stock Plan that are used to satisfy award obligations under the plan of another entity that is acquired by the Company will not count against the remaining number of shares available for grant under the Stock Plan.  SARs that are exercised and settled in shares of Common Stock shall be counted in full against the number of shares of Common Stock available for Award under the Stock Plan, regardless of the number of shares that may be issued upon settlement of the SAR.  Any shares of Common Stock tendered by a recipient of an Award in payment of an exercise price for an Award or the tax liability with respect to an Award, including any shares withheld from any such Award, shall not be available for award under the Stock Plan.  Finally, if there is any change in the Company’s corporate capitalization, the Plan Committee shall adjust the total number of shares authorized for grant under the Stock Plan and shall make equitable adjustments to any outstanding Awards.

Performance Goals

The Plan Committee may condition the grant and vesting or exercise of options, SARs, restricted stock and deferred stock on the achievement of performance objectives, which may be measured absolutely or relative to an index or peer group, including:

•	the price of Common Stock,

•	the market share of the Company, its subsidiaries or affiliates (or any business unit thereof),

•	sales by the Company, its subsidiaries or affiliates (or any business unit thereof),

•	earnings per share of Common Stock,

•	return on shareholder equity of the Company,

•	costs of the Company, its subsidiaries or affiliates (or any business unit thereof),

•	cash flow of the Company, its subsidiaries or affiliates (or any business unit thereof),

•	return on total assets of the Company, its subsidiaries or affiliates (or any business unit thereof),

•	return on invested capital of the Company, its subsidiaries or affiliates (or any business unit thereof),

•	return on net assets of the Company, its subsidiaries or affiliates (or any business unit thereof),

•	operating income of the Company, its subsidiaries or affiliates (or any business unit thereof),

•	net income of the Company, its subsidiaries or affiliates (or any business unit thereof) or

•	any other financial or other measurement relating to the operations of the Company, its subsidiaries or affiliates (or any business unit thereof).

If the Plan Committee determines that performance goals are rendered unsuitable because of a change in the business, operations, corporate structure or capital structure of the Company or in the manner in which the Company conducts its business or because of other events or circumstances, the Plan Committee may modify such performance goals or the related minimum acceptable level of achievement, in whole or in part, as it deems appropriate and equitable.

Deferred Stock and Restricted Stock

An Award of deferred stock is an agreement by the Company to deliver to the recipient a specified number of shares of Common Stock at the end of a specified deferral period, subject to the fulfillment of conditions specified in the Award agreement.  During the deferral period, the recipient has no rights as a Shareholder with respect to the deferred stock, including no right to receive dividends.

An Award of restricted stock is a grant to the recipient of a specified number of shares of Common Stock that are subject to forfeiture upon specified events during the restriction period. Each grant of restricted stock will specify the length of the restriction period and will include restrictions on transfer to third parties during the restriction period. During the restriction period, the recipient has no right to receive dividends but can vote the shares of restricted stock.

Options

An option is the right to purchase shares of Common Stock for a specified period of time at a fixed price (the “exercise price”).  Each option agreement will specify the exercise price, the type of option, the term of the option, the date when the option will become exercisable and any applicable performance goals.

Exercise Price. The Plan Committee will determine the exercise price of an option at the time the option is granted.  The exercise price under an option will not be less than 100% of the fair market value of Common Stock on the date the option is granted (or 110% in the case of an incentive stock option granted to a 10% Shareholder).

Forms of Exercise. Payment for shares issued upon exercise of an option generally may be made in cash, through a broker or bank from the proceeds of the sale of the shares purchased through the exercise of the option or, with the Plan Committee’s consent, with certain other shares of Common Stock held by the optionee (including restricted stock); however, with respect to officers of the Company who are subject to Section 16 of the Securities Exchange Act of 1934, the Plan Committee’s consent will not be required.  If an option is exercised with restricted stock that has not yet vested, the shares received upon exercise of the option will be subject to the same restrictions as the restricted stock.

Term of the Option. The term of an option granted under the Stock Plan will be no longer than ten years from the date of grant.

Stock Appreciation Rights

A stock appreciation right entitles the recipient to receive, upon exercise of the right, the increase in the fair market value of a specified number of shares of Common Stock from the date of the grant of the SAR to the date of exercise, payable in cash, shares of Common Stock or any combination thereof.  Any grant may specify a waiting period or periods before the SAR may become exercisable and permissible dates or periods on or during which the SAR shall be exercisable.  No SAR may be exercised more than ten years from the grant date.

General Provisions

Vesting. Each grant of deferred stock shall specify the deferral period and any other conditions to which future delivery of shares to the recipient is subject, including any applicable performance goals.  The minimum deferral period for deferred stock Awards that vest over time is three years (with up to one-third of the Award permitted to vest annually).  The minimum deferral period for deferred stock Awards that vest based on the achievement of specified performance goals is one year.  Each grant of restricted stock shall specify the duration of the restriction period and any other conditions under which the restricted stock would be forfeitable to the Company, including any applicable performance goals.  The minimum restriction period for restricted stock Awards that vest over time is three years (with up to one-third of the Award permitted to vest annually).  The minimum restriction period for restricted stock Awards that vest based on the achievement of specified performance goals is one year.  Each grant of options or SARs shall specify the length of service and/or any applicable performance goals that must be achieved before such grant becomes exercisable.  The minimum vesting period for options and SARs is three years (with up to one-third of the Award permitted to vest annually), and the minimum vesting period for options and SARs that vest based on the achievement of performance goals is one year.  Notwithstanding the foregoing, the Plan Committee retains the authority, in its sole discretion, to accelerate the vesting of any Award at any time.

Effect of a Change in Control.  Upon a “change in control” of the Company, the Plan Committee may at its discretion:  (i) fully vest any or all Awards; (ii) deem all applicable performance goals to have been achieved at 100% of target levels; (iii) cancel any outstanding Awards in exchange for a cash payment of an amount (including zero) equal to the difference between the then fair market value of the Award less the option or base price of the Award; (iv) after having given the participant a reasonable chance to exercise any outstanding options or SARs, terminate any or all of the participant’s unexercised options or SARs; (v) where the Company is not the surviving corporation, cause the surviving corporation to assume all outstanding Awards or replace all outstanding Awards with comparable awards; or (vi) take such other action as the Plan Committee shall determine to be appropriate.  A “change in control” for purposes of the Stock Plan includes:  (a) the acquisition by an unrelated party of more than 25% of the voting securities of the Company; (b) a change in Board membership over any two year period such that the members of the Board at the beginning of such period (or any new members endorsed by at least two-thirds of such Board members or such approved successors) fail to constitute a majority of the members of the Board; (c) mergers or consolidations in which existing Shareholders do not own at least 75% of the voting securities of the resulting entity; or (d) the complete liquidation of the Company or the sale or other disposition of all or substantially all of the Company’s assets.

Nontransferability of Awards. In general, during a participant's lifetime, his or her Awards shall be exercisable only by the participant and shall not be transferable other than by will or the laws of descent and distribution.  However, the Plan Committee may provide for limited lifetime transfers of Awards, other than with respect to Awards of incentive stock options.

Recoupment.  Any Award granted pursuant to the Stock Plan is subject to mandatory repayment by the recipient pursuant to the terms of any current or future “clawback” or recoupment policy of the Company or any law, rule or regulation applicable to the recipient.

Effective Date, Amendments and Termination of the Stock Plan. The Stock Plan will be effective as of the date approved by the Company’s Shareholders.  The Board of Directors has the authority to amend or terminate the Stock Plan at any time; provided, however, that Shareholder approval is required for any amendment that (i) increases the number of shares available for Awards under the Stock Plan (other than to reflect a change in the Company’s capital structure), (ii) results in the repricing of any option or SAR or (iii) is otherwise required by applicable law or regulation.  Unless terminated earlier, the Stock Plan will terminate automatically on the 10-year anniversary of its effective date.

Certain Federal Income Tax Considerations

The following discussion is a summary of certain federal income tax considerations that may be relevant to participants in the Stock Plan.  The discussion is for general informational purposes only and does not purport to address specific federal income tax considerations that may apply to a participant based on his or her particular circumstances, nor does it address state or local income tax or other tax considerations that may be relevant to a participant.

Deferred Stock. A participant realizes no taxable income and the Company is not entitled to a deduction when deferred stock is awarded.  When the deferral period for the Award ends and the participant receives shares of Common Stock, the participant will realize ordinary income equal to the fair market value of the shares at that time, and, subject to Section 162(m) of the Code, the Company will be entitled to a corresponding deduction.  A participant’s tax basis in shares of Common Stock received at the end of a deferral period will be equal to the fair market value of such shares when the participant receives them.  Upon sale of the shares, the participant will realize short-term or long-term capital gain or loss, depending upon whether at the time of sale the shares have been held for more than one year following the end of the deferral period.  Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the participant’s hands.

Restricted Stock. Restricted stock received pursuant to Awards will be considered subject to a substantial risk of forfeiture for federal income tax purposes.  If a participant who receives such restricted stock does not make the election described below, the participant realizes no taxable income upon the receipt of restricted stock, and the Company is not entitled to a deduction at such time.  When the forfeiture restrictions with respect to the restricted stock lapse, the participant will realize ordinary income equal to the fair market value of the shares at that time, and, subject to Section 162(m) of the Code, the Company will be entitled to a corresponding deduction.  A participant’s tax basis in restricted stock will be equal to the fair market value of such shares when the forfeiture restrictions lapse, and the participant’s holding period for the shares will begin when the forfeiture restrictions lapse.  Upon sale of the shares, the participant will realize short-term or long-term gain or loss, depending upon whether at the time of sale the shares have been held for more than one year following the lapse of the restrictions.  Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the participant’s hands.

Participants receiving restricted stock may make an election under Section 83(b) of the Code with respect to the shares.  By making a Section 83(b) election, the participant elects to realize compensation income with respect to the shares when the shares are received rather than at the time the forfeiture restrictions lapse.  The amount of such compensation income will be equal to the fair market value of the shares when the participant receives them (valued without taking the restrictions into account), and, subject to Section 162(m) of the Code, the Company will be entitled to a corresponding deduction at that time.  By making a Section 83(b) election, the participant will realize no additional compensation income with respect to the shares when the forfeiture restrictions lapse and will instead recognize gain or loss with respect to the shares when they are sold.  The participant’s tax basis in the shares with respect to which a Section 83(b) election is made will be equal to the fair market value of such shares when received by the participant, and the participant’s holding period for such shares begins at that time.  If, however, the shares are subsequently forfeited to the Company, the participant will not be entitled to claim a loss with respect to the shares to the extent of the income realized by the participant upon the making of the Section 83(b) election.  To make a Section 83(b) election, a participant must file an appropriate form of election with the Internal Revenue Service and with the Company, each within 30 days after shares of restricted stock are received, and the participant must also attach a copy of his or her election to his or her federal income tax return for the year in which the shares are received.

Non-Qualified Options.  A participant realizes no taxable income and the Company is not entitled to a deduction when a non-qualified option is granted.  Upon exercise of a non-qualified option, a participant will realize ordinary income equal to the excess of the fair market value of the shares received over the exercise price of the non-qualified option, and the Company will be entitled to a corresponding deduction.  A participant’s tax basis in the shares of Common Stock received upon exercise of a non-qualified option will be equal to the fair market value of such shares on the exercise date, and the participant’s holding period for such shares will begin at that time.  Upon sale of the shares of Common Stock received upon exercise of a non-qualified option, the participant will realize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year.  The amount of such gain or loss will be equal to the difference between the amount realized in connection with the sale of the shares and the participant’s tax basis in such shares.

Under the Stock Plan, payment of the exercise price with respect to non-qualified options may, with the consent of the Plan Committee, be made in whole or in part with shares of Common Stock or restricted stock held by the participant.  Payment in Common Stock or restricted stock will be treated as a tax-free exchange of the shares surrendered for an equivalent number of shares of Common Stock received, and the equivalent number of shares received will have a tax basis equal to the tax basis of the surrendered shares.  In the case of payment in restricted stock, however, the equivalent number of shares of Common Stock received shall be subject to the same risks of forfeiture or restrictions on transfer as those that applied to the restricted stock surrendered.  The fair market value of shares of Common Stock received in excess of the number of shares surrendered will be treated as ordinary income, and such shares have a tax basis equal to their fair market value on the date of the exercise of the non-qualified option.

Incentive Stock Options. A participant realizes no taxable income and the Company is not entitled to a deduction when an incentive stock option is granted or exercised. Provided the participant meets the applicable holding period requirements for the shares received upon exercise of an incentive stock option (two years from the date of grant and one year from the date of exercise), gain or loss realized by a participant upon sale of the shares received upon exercise will be a long-term capital gain or loss, and the Company will not be entitled to a deduction.  If, however, the participant disposes of the shares before meeting the applicable holding period requirements (a “disqualifying disposition”), the participant will realize ordinary income at that time equal to the excess of the fair market value of the shares on the exercise date over the exercise price of the incentive stock option.  Any amount realized upon a disqualifying disposition in excess of the fair market value of the shares on the exercise date of the incentive stock option will be treated as capital gain and will be treated as long-term capital gain if the shares have been held for more than one year.  If the sales price is less than the sum of the exercise price of the incentive stock option and the amount included in ordinary income due to the disqualifying disposition, this amount will be treated as a short-term or long-term capital loss, depending upon whether the shares have been held for more than one year.

Under the Stock Plan, payment of the exercise price with respect to incentive stock options may, with the consent of the Plan Committee, be made in whole or in part with shares of Common Stock or restricted stock held by the participant.  Such an exercise will be treated as a tax-free exchange of the shares of Common Stock or restricted stock surrendered (assuming the surrender of the previously-owned shares does not constitute a disqualifying disposition of those shares) for an equivalent number of shares of Common Stock received, and the equivalent number of shares received will have a tax basis equal to the tax basis of the surrendered shares.  In the case of payment in restricted stock, however, the equivalent number of shares of Common Stock received shall be subject to the same risks of forfeiture or restrictions on transfer as those that applied to the restricted stock surrendered. Shares of Common Stock received in excess of the number of shares surrendered will have a tax basis of zero.

SARs. A participant realizes no taxable income and the Company is not entitled to a deduction when an SAR is granted.  Upon exercising an SAR, a participant will realize ordinary income in an amount equal to the cash or the fair market value of the shares received minus any amount paid for the shares, and, subject to Section 162(m) of the Code, the Company will be entitled to a corresponding deduction.  A participant’s tax basis in the shares of Common Stock received upon exercise of an SAR will be equal to the fair market value of such shares on the exercise date, and the participant’s holding period for such shares will begin at that time.

Upon sale of the shares of Common Stock received upon exercise of an SAR, the participant will realize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year.  The amount of such gain or loss will be equal to the difference between the amount realized in connection with the sale of the shares and the participant’s tax basis in such shares.

Withholding. The Company is entitled to deduct from the payment of any Award (whether made in stock or in cash) all applicable income and employment taxes required by federal, state, local or foreign law to be withheld or may require the participant to pay such withholding taxes to the Company as a condition of receiving payment of the Award. Participants who are subject to Section 16 of the Securities Exchange Act of 1934 may, and the Plan Committee may allow other participants to, satisfy his or her withholding obligations by directing the Company to retain the number of shares necessary to satisfy the withholding obligation or by delivering shares held by the participant to the Company in an amount necessary to satisfy the withholding obligation.

New Plan Benefits

The benefits that will be awarded or paid under the Stock Plan are not currently determinable.  Awards granted under the Stock Plan are within the discretion of the Plan Committee, and the Plan Committee has not determined future Awards or who might receive them.

Equity Compensation Plan Information

The following table sets forth information with respect to Awards granted under the Prior Plan during the 2012 fiscal year.  The information with respect to performance-based restricted stock is based on the target number of shares that may be realized under the Company’s 2012 performance-based share Awards.

Name or Position	Number of Restricted Shares of Common Stock Covered by Time-Based Awards in 2012	Number of Restricted Shares of Common Stock Covered by Performance-Based Awards in 2012	Number of Shares of Common Stock Covered by Option Awards in 2012
John Conway	67,772	115,279	0
Timothy Donahue	11,484	19,534	0
Raymond McGowan	11,484	19,534	0
Jozef Salaerts	5,994	10,196	0
Christopher Homfray	13,931	23,696	0
All Other Executive Officers as a group	5,139	9,616	0
All Non-Employee Directors as a group	0	0	0
All Non-Executive Officers as a group	10,778	18,333	0

The following table provides information as of December 31, 2012 with respect to shares of the Company’s Common Stock that may be issued under all of its equity compensation plans.

Plan category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	2,556,114 (1)	$21.38	2,798,653 (2)
Equity compensation plans not approved by security holders	0	N/A	0
Total	2,556,114	$21.38	2,798,653

(1)    Includes the 2001, 2004 and 2006 Stock-Based Incentive Compensation Plans.

(2)    Includes 1,606,561, 934,232 and 257,860 shares available for issuance at December 31, 2012 under the 2006 Stock-Based Incentive Compensation Plan, the Company’s Employee Stock Purchase Plan and the Stock Compensation Plan for Non-Employee Directors, respectively.  As of March 5, 2013, 1,144,998 shares remained available for issuance under the 2006 Stock-Based Incentive Compensation Plan.

The Board of Directors Recommends a Vote FOR the Adoption
of the 2013 Stock-Based Incentive Compensation Plan.

PROPOSAL 4: ADVISORY VOTE ON EXECUTIVE COMPENSATION

At the Annual Meeting, the Company will conduct a non-binding advisory shareholder vote on executive compensation, commonly referred to as “say-on-pay.”  The Company currently conducts advisory votes on executive compensation on an annual basis, and it expects to conduct the next advisory vote at the Company’s 2014 Annual Meeting of Shareholders.

The Board of Directors encourages Shareholders, in deciding whether to vote in favor of the advisory resolution below, to review the Compensation Discussion and Analysis section of this Proxy Statement, including the tables and related narrative, for details regarding the Company’s executive compensation program and 2012 compensation of Named Executive Officers.

The Board of Directors believes that the executive compensation program aligns the compensation of the Company’s executive management with the long-term interests of Shareholders.  To align these interests, the Company compensates executive management with time-based and performance-based restricted stock and also ties a significant portion of executive cash compensation to performance-based metrics that drive Shareholder value.

RESOLVED, that the Shareholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables and the related disclosure contained in the Company’s Proxy Statement for its 2013 Annual Meeting.

Although the vote is non-binding, the Board of Directors and the Compensation Committee expect to take into account the outcome of the vote when considering future executive compensation.

The Board of Directors Recommends an Advisory Vote FOR the Approval
 of this Resolution on Executive Compensation.

OTHER MATTERS

The Board of Directors knows of no other matter that may be presented for Shareholder action at the Annual Meeting, but if other matters do properly come before the Annual Meeting, or if any of the persons named above to serve as Directors are unable or decline to serve, it is intended that the persons named in the Proxy or their substitutes will vote on such matters and for other nominees in accordance with their best judgment.

WILLIAM T. GALLAGHER
Senior Vice President, Secretary
& General Counsel

Philadelphia, Pennsylvania 19154
March 18, 2013

CROWN HOLDINGS, INC.

2013 STOCK-BASED
INCENTIVE COMPENSATION PLAN

CROWN HOLDINGS, INC.

2013 STOCK-BASED
INCENTIVE COMPENSATION PLAN

1. Purpose of the Plan

The purpose of the Plan is to assist the Company, its Subsidiaries and Affiliates in attracting and retaining valued Employees by offering them a greater stake in the Company's success and a closer identity with it, and to encourage ownership of the Company's stock by such Employees.

2. Definitions

As used herein, the following definitions shall apply:

2.1. “Affiliate” means any entity other than the Subsidiaries in which the Company has a substantial direct or indirect equity interest, as determined by the Board.

2.2. “Award” means a grant of Deferred Stock, Restricted Stock, Options or SARs under the Plan.

2.3. “Award Agreement” means the written agreement, instrument or document evidencing an Award.

2.4. “Board” means the Board of Directors of the Company.

2.5. “Change in Control” means any of the following events:

(a) a “person” (as such term in used in Sections 13(d) and 14(d) of the 1934 Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “beneficial owner” (as defined in Rule 13D-3 under the 1934 Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company’s then outstanding securities; or

(b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Section 2.5(a), Section 2.5(c) or Section 2.5(d) hereof) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously approved, cease for any reason to constitute a majority thereof; or

(c) the Company merges or consolidates with any other corporation, other than in a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least seventy-five percent (75%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(d) the complete liquidation of the Company or the sale or other disposition of all or substantially all of the Company’s assets.

(e)           Notwithstanding anything in the Plan or an Award Agreement to the contrary, if an Award is subject to Section 409A of the Code, no event that, but for this Section 2.5(e), would be a Change in Control as defined in the Plan or the Award

Agreement, as applicable, shall be a Change in Control unless such event is also a “change in control event” as defined in Section 409A of the Code.

2.6. “Code” means the Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder.  A reference to any provision of the Code or the Treasury regulations promulgated thereunder shall include reference to any successor provision of the Code or the Treasury regulations.

2.7. “Common Stock” means the common stock of the Company, par value $5.00 per share, or such other class or kind of shares or other securities resulting from the application of Section 11.

2.8. “Company” means Crown Holdings, Inc., a Pennsylvania corporation, or any successor corporation.

2.9. “Committee” means the committee designated by the Board to administer the Plan under Section 4.  The Committee shall have at least two members and each member of the Committee shall be a Non-Employee Director, an Outside Director and an “independent director” within the meaning of Section 303A of the New York Stock Exchange’s Listed Company Manual.

2.10. “Deferred Stock” means Common Stock to be delivered at the end of a Deferral Period and awarded by the Committee under Section 6 of the Plan.

2.11. “Deferral Period” means the period during which the receipt of a Deferred Stock Award under Section 6 of the Plan will be deferred.

2.12. “Employee” means an individual, including an officer or director, who is employed by the Company, a Subsidiary or an Affiliate.

2.13. “Fair Market Value” means the fair market value of Common Stock determined by such methods or procedures as shall be established from time to time by the Committee in good faith and in accordance with applicable law.  Unless otherwise determined by the Committee, the Fair Market Value of Common Stock shall mean, on any given date, the closing price of a share of Common Stock on the principal national securities exchange on which the Common Stock is listed on such date or, if Common Stock was not traded on such date, on the last preceding day on which the Common Stock was traded.

2.14. “Incentive Stock Option” means an Option or a portion thereof intended to meet the requirements of an incentive stock option as defined in Section 422 of the Code and designated as an Incentive Stock Option in the applicable Award Agreement.

2.15. “1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder.  A reference to any provision of the 1934 Act or rule promulgated under the 1934 Act shall include reference to any successor provision or rule.

2.16. “Non-Employee Director” means a member of the Board who meets the definition of a “non-employee director” under Rule 16b-3(b)(3) promulgated by the Securities and Exchange Commission under the 1934 Act.

2.17. “Non-Qualified Option” means an Option or a portion thereof not intended to be an Incentive Stock Option and designated as a Non-Qualified Option in the applicable Award Agreement.

2.18. “Option” means a right to purchase a specified number of shares of Common Stock at a specified price awarded by the Committee under Section 8 of the Plan.

2.19. “Outside Director” means a member of the Board who meets the definition of an “outside director” under Section 162(m) of the Code.

2.20. “Participant” means any Employee who receives an Award.

2.21. “Performance Cycle” means the period selected by the Committee during which the performance of the Company, any Subsidiary, any Affiliate or any business unit thereof, or any individual is measured for the purpose of determining the extent to which a Performance Goal has been achieved.

2.22. “Performance Goal” means a goal that must be met by the end of a period specified by the Committee (but that is substantially uncertain of being met before the grant of the Award) based upon: (i) the price of Common Stock, (ii) the market share of the Company, its Subsidiaries or Affiliates (or any business unit thereof), (iii) sales by the Company, its Subsidiaries or Affiliates (or any business unit thereof), (iv) earnings per share of Common Stock, (v) return on shareholder equity of the Company, (vi) costs of the Company, its Subsidiaries or Affiliates (or any business unit thereof), (vii) cash flow of the Company, its Subsidiaries or Affiliates (or any business unit thereof), (viii) return on total assets of the Company, its Subsidiaries or Affiliates (or any business unit thereof), (ix) return on invested capital of the Company, its Subsidiaries or Affiliates (or any business unit thereof), (x) return on net assets of the Company, its Subsidiaries or Affiliates (or any business unit thereof), (xi) operating income of the Company, its Subsidiaries or Affiliates (or any business unit thereof), (xii) net income of the Company, its Subsidiaries or Affiliates (or any business unit thereof) or (xiii) any other financial or other measurement deemed appropriate by the Committee, as it relates to the results of operations or other measurable progress of the Company, its Subsidiaries or Affiliates (or any business unit thereof), in all cases, whether measured absolutely or relative to an index or peer group.  The Committee shall have discretion to determine the specific targets with respect to each of these categories of Performance Goals.  If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Goals unsuitable, the Committee may modify such Performance Goals or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable.

2.23. “Plan” means the Crown Holdings, Inc. 2013 Stock-Based Incentive Compensation Plan herein set forth, as amended from time to time.

2.24.            “Prior Plan” means the Crown Holdings, Inc. 2006 Stock-Based Incentive Compensation Plan, as amended.

2.25.            “Prior Plan Award” means an “Award” as defined in the Prior Plan.

2.26.            “Qualified Performance-Based Award” means an Award or portion of an Award that is intended to satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code.

2.27.            “Restricted Stock” means Common Stock awarded by the Committee under Section 7 of the Plan.

2.28. “Restriction Period” means the period during which Restricted Stock awarded under Section 7 of the Plan is subject to forfeiture.

2.29. “SAR” means a stock appreciation right awarded by the Committee under Section 9 of the Plan.

2.30. “Subsidiary” means any corporation (other than the Company), partnership, joint venture or other business entity of which 50% or more of the outstanding voting power is beneficially owned, directly or indirectly, by the Company.

2.31. “Ten Percent Shareholder” means a person who on any given date owns, either directly or indirectly (taking into account the attribution rules contained in Section 424(d) of the Code), stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a Subsidiary.

3. Eligibility

Any Employee is eligible to receive an Award.

4. Administration and Implementation of Plan

4.1. The Plan shall be administered by the Committee.  Any action of the Committee in administering the Plan shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, Affiliates, their Employees, Participants, persons claiming rights from or through Participants and stockholders of the Company.

4.2. Subject to the provisions of the Plan, the Committee shall have full and final authority in its discretion (a) to select the Employees who will receive Awards pursuant to the Plan, (b) to determine the type or types of Awards to be granted to each Participant, (c) to determine the number of shares of Common Stock to which an Award will relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, restrictions as to vesting, transferability or forfeiture, exercisability or settlement of an Award and waivers or accelerations thereof, and waivers of or modifications to performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine) and all other matters to be determined in connection with an Award; (d) to determine whether, to what extent, and under what circumstances an Award may be canceled, forfeited, or surrendered; (e) to determine whether, and to certify that, Performance Goals to which the settlement of an Award is subject are satisfied; (f) to correct any defect or supply any omission or reconcile any inconsistency in the Plan, and to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan; and (g) to construe and interpret the Plan and to make all other determinations as it may deem necessary or advisable for the administration of the Plan.

4.3. The Committee's powers shall also include responsibility to determine the effect, if any, of a Change in Control of the Company upon outstanding Awards.  Upon a Change in Control, the Committee may, at its discretion, (i) fully vest any or all Awards made under the Plan, (ii) determine whether all applicable Performance Goals have been achieved and the applicable level of performance, (iii) cancel any outstanding Awards in exchange for a cash payment of an amount (including zero) equal to the difference between the then Fair Market Value of the Award less the option or base price of the Award, (iv) after having given the Participant a reasonable chance to exercise any vested outstanding Options or SARs, terminate any or all of the Participant’s unexercised Options or SARs, (v) where the Company is not the surviving corporation, cause the surviving corporation to assume all outstanding Awards or replace all outstanding Awards with comparable awards or (vi) take such other action as the Committee shall determine to be appropriate.

4.4. The Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter, such terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of the Participant’s termination of employment with the Company or any Subsidiary or Affiliate; provided, however, that the Committee shall retain full power to accelerate or waive any such term or condition as it may have previously imposed, including, without limitation, any minimum vesting period.  All Awards shall be evidenced by an Award Agreement.  The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such Performance Goals as may be specified by the Committee.

4.5.            To the extent permitted by applicable law, the Committee may delegate some or all of its authority with respect to the Plan and Awards to any executive officer of the Company or any other person or persons designated by the Committee, in each case, acting individually or as a committee, provided that the Committee may not delegate its authority hereunder to make awards to Employees who are (i) “officers” as defined in Rule 16a-1(f) under the 1934 Act, (ii) “covered employees” within the meaning of Section 162(m) of the Code or (iii) officers or other Employees who are delegated authority by the Committee pursuant to this Section 4.5.  Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation or thereafter.  The Committee may at any time rescind the authority delegated to any person pursuant to this Section 4.5.  Any action undertaken by any such person or persons in accordance with the Committee’s delegation of authority pursuant to this Section 4.5 shall have the same force and effect as if undertaken directly by the Committee.

5. Shares of Stock Subject to the Plan

5.1. Subject to adjustment as provided in Section 11, the total number of shares of Common Stock available for Awards and Prior Plan Awards under the Plan shall be 5,000,000 plus the number of shares that were authorized but unissued under the Prior Plan as of the effective date hereof, as set forth in Section 23.

5.2. Subject to adjustment as provided in Section 11, (i) the maximum number of shares of Common Stock available for Awards that are intended to be Incentive Stock Options shall not exceed 5,000,000 and (ii) the maximum number of shares of Common Stock available for Awards that may be granted to any individual Employee shall not exceed 500,000 during any calendar year (the “Individual Limit”).

5.3. If any shares subject to an Award or Prior Plan Award are forfeited or such Award or Prior Plan Award otherwise terminates, any shares counted against the number of shares available for issuance pursuant to the Plan or the Prior Plan with respect to such Award or Prior Plan Award shall, to the extent of any such forfeiture or termination, again be available for Awards under the Plan; provided, however, that the Committee may adopt procedures for the counting of shares relating to any Award to ensure appropriate counting, avoid double counting, and provide for adjustments in any case in which the number of shares actually distributed differs from the number of shares previously counted in connection with such Award.  SARs to be settled in shares of Common Stock shall be counted in full against the number of shares available for award under the Plan, regardless of the number of shares of Common Stock issued upon settlement of the SAR.  If any shares subject to an Award or Prior Plan Award are retained or reacquired by the Company in payment of an exercise price or satisfaction of a withholding or other tax obligation in connection with any Award or Prior Plan Award, such shares shall not be made available for future Awards under the Plan.

5.4. Any shares issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares.  Any shares issued by the Company through the assumption or substitution of outstanding grants in connection with the acquisition of another entity shall not reduce the maximum number of shares available for delivery under the Plan.

6. Deferred Stock

An Award of Deferred Stock is an agreement by the Company to deliver to the Participant a specified number of shares of Common Stock at the end of a specified Deferral Period or Periods.  Such an Award shall be subject to the following terms and conditions:

6.1. Upon the Award of Deferred Stock, the Committee shall direct that the number of shares subject to such Award be credited to the Participant’s account on the books of the Company but that issuance and delivery of the same shall be deferred until the date or dates provided in the Award Agreement.  Prior to issuance and delivery of the Deferred Stock, the Participant shall have no rights as a stockholder with respect to any shares of Deferred Stock credited to the Participant's account.

6.2. During the Deferral Period, no dividend shall be paid with respect to shares covered by a Deferred Stock Award and the Participant shall have no future right to any dividend paid during the Deferral Period.

6.3. The Deferral Period may consist of one or more installments.  Provided that the Deferred Stock has not been previously forfeited, at the end of the Deferral

Period or any installment thereof the shares of Deferred Stock applicable to such installment, shall be issued and delivered to the Participant (or, where appropriate, the Participant’s legal representative) in accordance with the terms of the Award Agreement.  Subject to the Committee’s authority under Sections 4.3 and 4.4 to accelerate the vesting of Awards, the Deferral Period with respect to Deferred Stock shall commence on the date of grant and end no earlier than three years following the date of grant; provided that the Deferral Period may end for up to one-third of the shares of Deferred Stock on each anniversary of the date of grant; further provided that the Deferral Period for Deferred Stock that vests based on the achievement of specified Performance Goals shall end no earlier than one year following the date of grant.

7. Restricted Stock

An Award of Restricted Stock is a grant by the Company of a specified number of shares of Common Stock to the Participant, which shares are subject to forfeiture upon the happening of specified events.  Such an Award shall be subject to the following terms and conditions:

7.1. Upon the Award of Restricted Stock, the Committee may direct the number of shares of Common Stock subject to such Award be issued to the Participant or placed in a restricted stock account (including an electronic account) with the transfer agent and in either case designating the Participant as the registered owner.  The certificate(s), if any, representing such shares shall be physically or electronically legended, as applicable, as to sale, transfer, assignment, pledge or other encumbrances during the Restriction Period and, if issued to the Participant, returned to the Company to be held in escrow during the Restriction Period.  In all cases, the Participant shall sign a stock power endorsed in blank to the Company to be held in escrow during the Restriction Period.

7.2. During the Restriction Period, the Participant shall have the right to vote shares of Restricted Stock.  During the Restriction Period, no dividend shall be paid with respect to the number of shares covered by a Restricted Stock Award and the Participant shall have no future right to any dividend paid during the Restriction Period.

7.3. Provided that the Restricted Stock has not been previously forfeited, at the end of the Restriction Period the restrictions imposed under the Award Agreement shall lapse with respect to the number of shares specified thereunder, and the legend, if any, imposed hereunder shall be removed and such number of shares delivered to the Participant (or, where appropriate, the Participant's legal representative).

7.4.            Subject to the Committee’s authority under Sections 4.3 and 4.4 to accelerate the vesting of Awards, the Restriction Period with respect to Restricted Stock shall commence on the date of grant and end no earlier than three years following the date of grant; provided that the Restriction Period may end for up to one-third of the shares of Restricted Stock on each anniversary of the date of grant; further provided that the Restriction Period for Restricted Stock that vests based on the achievement of specified Performance Goals shall end no earlier than one year following the date of grant.

8. Options

Options give a Participant the right to purchase a specified number of shares of Common Stock from the Company for a specified time period at a fixed price.  Options may be either Incentive Stock Options or Non-Qualified Stock Options.  The grant of Options shall be subject to the following terms and conditions:

8.1. Option Price:  The price per share at which Common Stock may be purchased upon exercise of an Option shall be determined by the Committee, but shall be not less than 100% of the Fair Market Value of a share of Common Stock on the date of grant (or 110% of such Fair Market Value in the case of an Incentive Stock Option granted to a Ten Percent Shareholder), unless the Option was granted through the assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or any Subsidiary or Affiliate or with which the Company or any Subsidiary or Affiliate combines.

8.2. Term of Options:  The term of an Option shall in no event be greater than ten years (five years in the case of an Incentive Stock Option granted to a Ten Percent Shareholder).

8.3. Incentive Stock Options:  Each provision of the Plan and each Award Agreement relating to an Incentive Stock Option shall be construed so that each Incentive Stock Option shall be an incentive stock option as defined in Section 422 of the Code, and any provisions of an Award Agreement that cannot be so construed shall be disregarded.  In no event may a Participant be granted an Incentive Stock Option which does not comply with the grant and vesting limitations prescribed by Section 422(b) of the Code.  Incentive Stock Options may not be granted to Employees of Affiliates.

8.4. Payment of Option Price:  The option price of the shares of Common Stock received upon the exercise of an Option shall be paid within three days of the date of exercise: (i) in cash, or (ii) with the proceeds received from a broker-dealer whom the

Participant has authorized to sell all or a portion of the Common Stock covered by the Option, or (iii) with the consent of the Committee, in whole or in part in Common Stock held by the Participant and valued at Fair Market Value on the date of exercise.  With the consent of the Committee, payment upon the exercise of a Non-Qualified Option may be made in whole or in part by Restricted Stock held by the Participant and valued at Fair Market Value on the date the Option is exercised.  In such case, the Common Stock to which the Option relates shall be subject to the same forfeiture restrictions originally imposed on the Restricted Stock exchanged therefor.  An Option may be exercised only for a whole number of shares of Common Stock.

8.5.            Minimum Vesting Period for Options:  Subject to the Committee’s authority under Sections 4.3 and 4.4 to accelerate the vesting of Awards, the minimum vesting period for an Option shall be three years from the date of grant; provided that an Option may vest and become exercisable for up to one-third of the shares of Common Stock underlying the Option on each anniversary of the date of grant; further provided that an Option that vests based on the achievement of specified Performance Goals may vest and become exercisable for the shares of Common Stock underlying the Option at any time on or after the first anniversary of the date of grant.

9. Stock Appreciation Rights

SARs give the Participant the right to receive, upon exercise of the SAR, the excess of (i) the Fair Market Value of one share of Common Stock on the date of exercise over (ii) the grant price of the SAR as determined by the Committee, but which may never be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant.  The grant of SARs shall be subject to the following terms and conditions:

9.1. The term of a SAR shall in no event be greater than ten years.

9.2. The Committee shall determine the time or times at which a SAR may be exercised in whole or in part, the method of exercise, the method of settlement, form of consideration payable in settlement, method by which Common Stock will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR.

9.3.                 Subject to the Committee’s authority under Sections 4.3 and 4.4 to accelerate the vesting of Awards, the minimum vesting period for a SAR shall be three years from the date of grant; provided that a SAR may vest and become exercisable for up to one-third of the shares of Common Stock underlying the SAR on each anniversary of the date of grant; further provided that a SAR that vests based on the achievement of specified Performance Goals may vest and become exercisable for the shares of Common Stock underlying the SAR at any time on or after the first anniversary of the date of grant.

10. Qualified Performance-Based Awards.

To the extent the Committee determines, in its sole discretion, that it is necessary or advisable in order to comply with the deductibility limitations of Section 162(m) of the Code applicable to Qualified Performance-Based Awards, the following rules shall apply:

10.1.             Only an Employee who is a  “covered employee” within the meaning of Section 162(m) of the Code shall be eligible to receive Qualified Performance-Based Awards.  The Committee shall designate in its sole discretion which covered employees will be Participants for a Performance Cycle within the earlier of (i) the first 90 days of a Performance Cycle and (ii) the lapse of 25% of the Performance Cycle.

10.2.            The Committee shall establish in writing within the earlier of (i) the first 90 days of a Performance Cycle and (ii) the lapse of 25% of the Performance Cycle, and in any event, while the outcome is substantially uncertain, (A) Performance Goals for the Performance Cycle, and (B) in respect of such Performance Goals, a minimum acceptable level of achievement below which no payment will be made or no Award shall vest or become exercisable, and an objective formula or other method for determining the amount of any payment to be made or the extent to which an Award hereunder shall vest or become exercisable if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified Performance Goals.

10.3.            Following the completion of a Performance Cycle, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Qualified Performance-Based Awards earned for the Performance Cycle based upon the Performance Goals and the related formulas or methods as determined pursuant to Section 10.2.  The Committee shall then determine the actual amount payable or the extent to which an Award is vested or exercisable as a result of attainment of such Performance Goals under each Participant’s Award for the Performance Cycle, and, in doing so, may reduce or eliminate, except as otherwise provided in the Award Agreement, the amount of the Award.  In no event shall the Committee have the authority to increase Award amounts to any covered employee under a Qualified Performance-Based Award.

10.4.            A Qualified Performance-Based Award granted, vesting or becoming exercisable with respect to a Performance Cycle shall be paid (unless such Award is subject to the Participant’s exercise, which exercise such Participant has not effectuated) as soon as practicable following completion of the certification described in Section 10.3 but in no event later than December 31 of the year following the year in which the applicable Performance Cycle ends.

11.            Adjustments upon Changes in Capitalization

11.1. In order to prevent dilution or enlargement of the rights of Participants under the Plan as a result of any stock dividend, recapitalization, forward stock split or reverse stock split, reorganization, division, merger, consolidation, spin-off, combination, repurchase or share exchange, extraordinary or unusual cash distribution or other similar corporate transaction or event that affects the Common Stock, the Committee shall adjust (i) the number and kind of shares of Common Stock which may thereafter be issued in connection with Awards, (ii) the number and kind of shares of Common Stock issuable in respect of outstanding Awards, (iii) the aggregate number and kind of shares of Common Stock available under the Plan, and (iv) the exercise or grant price relating to any Award.  Any such adjustment shall be made in an equitable manner which reflects the effect of such transaction or event.  It is provided, however, that in the case of any such transaction or event, the Committee may make any additional adjustments to the items in (i) through (iv) above which it deems appropriate in the circumstances, or make provision for a cash payment with respect to any outstanding Award; and it is provided, further, that no adjustment shall be made under this Section 11.1 that would cause the Plan to violate Section 422 of the Code with respect to Incentive Stock Options or that would adversely affect the status of any Award that is “performance-based compensation” under Section 162(m) of the Code.

11.2. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards, including any Performance Goals, in recognition of unusual or nonrecurring events (including, without limitation, events described in Section 11.1) affecting the Company, any Subsidiary or Affiliate, or in response to changes in applicable laws, regulations, or accounting principles.  Notwithstanding the foregoing, no adjustment shall be made in any outstanding Awards to the extent that such adjustment would adversely affect the intended status of the Award as “performance-based compensation” under Section 162(m) of the Code.

12. Termination and Amendment

12.1. The Board may amend, alter, suspend, discontinue, or terminate the Plan without the consent of the Company’s stockholders or Participants, except that any such amendment, alteration, suspension, discontinuation, or termination shall be subject to the approval of the Company’s stockholders if (i) such action would increase the number of shares subject to the Plan, (ii) such action results in the repricing, replacement or repurchase of any Option, SAR  or other Award, or (iii) such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted, in each case, except as provided in Section 11.1; provided, however, that without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such Participant under any Award theretofore granted and any Award Agreement relating thereto, except as the Committee determines in its sole discretion to be necessary or advisable to ensure a deduction under Section 162(m) of the Code or to comply with Section 409A of the Code or an exemption therefrom.  The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any Award theretofore granted and any Award Agreement relating thereto; provided, however, that without the consent of an affected Participant, no such amendment, alteration, suspension, discontinuation, or termination of any Award may materially and adversely affect the rights of such Participant under such Award, except as the Committee determines in its sole discretion to be necessary or advisable to ensure a deduction under Section 162(m) of the Code or to comply with Section 409A of the Code or an exemption therefrom.

12.2. The foregoing notwithstanding, any Performance Goal or other performance condition specified in connection with an Award shall not be deemed a fixed contractual term, but shall remain subject to adjustment by the Committee, in its discretion at any time in view of the Committee’s assessment of the Company’s strategy, performance of comparable companies, and other circumstances, except to the extent that any such adjustment to a performance condition would adversely affect the intended status of an Award as “performance-based compensation” under Section 162(m) of the Code.

13. No Right to Award, Employment or Service

Neither the Plan nor any action taken hereunder shall be construed as giving any Employee any right to be retained in the employ of the Company, any Subsidiary or Affiliate.  For purposes of this Plan, transfer of employment between the Company and its Subsidiaries and Affiliates shall not be deemed a termination of employment.

14. Taxes

The Company, any Subsidiary or Affiliate is authorized to withhold from any payment relating to an Award under the Plan, including from a distribution of Common Stock or any payroll or other payment to a Participant amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company, the Subsidiary or Affiliate and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award.  This authority shall include authority to withhold or receive Common Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations.  Withholding of taxes in the form of shares of Common Stock shall not occur at a rate that exceeds the minimum required statutory federal and state withholding rates.  Participants who are subject to the reporting requirements of Section 16 of the 1934 Act may elect to pay all or a portion of any withholding or other taxes due in connection with an Award by directing the Company to withhold shares of Common Stock that would otherwise be received in connection with such Award.

15. Limits on Transferability; Beneficiaries

No Award or other right or interest of a Participant under the Plan shall be pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of such Participant to, any party, other than the Company, any Subsidiary or Affiliate, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution, and such Awards and rights shall be exercisable during the lifetime of the Participant only by the Participant or his or her guardian or legal representative.

Notwithstanding the foregoing, the Committee may, in its discretion, provide that Awards or other rights or interests of a Participant granted pursuant to the Plan (other than an Incentive Stock Option) be transferable, without consideration, to immediate family members (i.e., children, grandchildren or spouse), to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only partners.  The Committee may attach to such transferability feature such terms and conditions as it deems advisable.  In addition, a Participant may, in the manner established by the Committee, designate a beneficiary (which may be a person or a trust) to exercise the rights of the Participant, and to receive any distribution, with respect to any Award upon the death of the Participant.  A beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional restrictions deemed necessary or appropriate by the Committee.

16. No Rights to Awards; No Stockholder Rights

No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants.  No Award shall confer on any Participant any of the rights of a stockholder of the Company unless and until Common Stock is duly issued or transferred to the Participant in accordance with the terms of the Award.

17. Foreign Nationals.

Without amending the Plan, Awards may be granted to Employees who are foreign nationals or employed outside the United States or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to further the purpose of the Plan.

18. Securities Law Requirements

18.1. No Award granted hereunder shall be exercisable if the Company shall at any time determine that (a) the listing upon any securities exchange, registration or qualification under any state or federal law of any Common Stock otherwise deliverable upon such exercise, or (b) the consent or approval of any regulatory body or the satisfaction of withholding tax or other withholding liabilities, is necessary or appropriate in connection with such exercise.  In any of the events referred to in clause (a) or clause (b) above, the exercisability of such Awards shall be suspended and shall not be effective unless and until such withholding, listing, registration, qualifications or approval shall have been effected or obtained free of any conditions not acceptable to the Company in its sole discretion, notwithstanding any termination of any Award or any portion of any Award during the period when exercisability has been suspended.

18.2. The Committee may require, as a condition to the right to exercise any Award that the Company receive from the Participant, at the time any such Award is exercised, vests or any applicable restrictions lapse, representations, warranties and agreements to the effect that the shares are being purchased or acquired by the Participant for investment only and without any present intention to sell or otherwise distribute such shares and that the Participant will not dispose of such shares in transactions which, in the opinion of counsel to the Company, would violate the registration provisions of the Securities Act of 1933, as then amended, and the rules and regulations thereunder.  The certificates issued to evidence such shares shall bear appropriate legends summarizing such restrictions on the disposition thereof.

19. Recoupment

Any Award granted pursuant to the Plan shall be subject to mandatory repayment by the Participant to the Company pursuant to the terms of any Company “clawback” or recoupment policy directly applicable to the Plan and (i) set forth in the Participant’s Award Agreement or (ii) required by law to be applicable to the Participant.

20.            Termination

Unless the Plan previously shall have been terminated, the Plan shall terminate on the 10-year anniversary of the effective date, and no Awards under the Plan shall thereafter be granted.

21. Fractional Shares

The Company will not be required to issue any fractional shares of Common Stock pursuant to the Plan.  The Committee may provide for the elimination of fractions and for the settlement of fractions in cash.

22. Governing Law

To the extent that Federal laws do not otherwise control, the validity and construction of the Plan and any Award Agreement entered into thereunder shall be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, but without giving effect to the choice of law principles thereof.

23. Effective Date

The Plan shall be effective as of the date approved by the Company’s shareholders.

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945

COMPANY #

Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week
Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

: INTERNET – www.eproxy.com/cck
Use the Internet to vote your proxy until 12:00 p.m. (CT) on April 24, 2013.
( PHONE – 1-800-560-1965
Use a touch-tone telephone to vote your proxy until 12:00 p.m. (CT) on April 24, 2013.
* MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.
Voting your Proxy by Internet or Telephone
• Please have your Proxy Card and the last
four digits of your Social Security Number or Tax Identification Number available.
• You do NOT need to mail back your Proxy Card.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW,
SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The Board of Directors Recommends a Vote FOR Items 1 through 4.

1.	Election of directors:	01 Jenne K. Britell	05 Hans J. Löliger	09 Hugues du Rouret	☐	Vote FOR	☐	Vote WITHHELD
		02 John W. Conway	06 James H. Miller	10 Jim L. Turner		all nominees		from all nominees
		03 Arnold W. Donald	07 Josef M. Müller	11 William S. Urkiel		(except as marked)
		04 William G. Little	08 Thomas A. Ralph

(Instructions: To withhold authority to vote for any indicated nominee(s), write the number(s) of the nominee(s) in the box provided to the right.)

2.	Ratification of the appointment of independent auditors for the fiscal year ending December 31, 2013.	☐	For	☐	Against	☐	Abstain
3.	Adoption of the 2013 Stock-Based Incentive Compensation Plan.	☐	For	☐	Against	☐	Abstain
4.	Approval, by non-binding advisory vote, of the resolution on executive compensation as described in the Proxy Statement.	☐	For	☐	Against	☐	Abstain

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ITEMS 1 THROUGH 4.

Address Change? Mark box, sign and indicate changes below: ☐	Date _____________________________________

Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc. should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

CROWN HOLDINGS, INC.

ANNUAL MEETING OF SHAREHOLDERS

Thursday, April 25, 2013
9:30 a.m.

Crown Holdings, Inc.
One Crown Way
Philadelphia, PA 19154-4599

Copies of the following materials are available at

http://investors.crowncork.com/phoenix.zhtml?c=85121&p=proxy

       • the Proxy Statement relating to the Annual Meeting of Shareholders,
       • this Proxy Card and
       • the Annual Report to Shareholders

Crown Holdings, Inc. One Crown Way Philadelphia, PA 19154-4599
PROXY

Proxy for Annual Meeting of Shareholders to be held on April 25, 2013

This Proxy is solicited on behalf of the Board of Directors.

The undersigned hereby appoints John W. Conway, Timothy J. Donahue and William T. Gallagher as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of stock of Crown Holdings, Inc. held of record by the undersigned on March 5, 2013 at the Annual Meeting of Shareholders to be held at One Crown Way, Philadelphia, Pennsylvania on April 25, 2013 at 9:30 a.m., or any adjournments thereof, for the items shown on the reverse side and, in the discretion of the Proxies, in any other matter that may properly come before the meeting or any adjournments thereof.

You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE), but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The Proxies cannot vote your shares unless you sign and return this card or you elect to vote your shares electronically by telephone or via the Internet.

See reverse for voting instructions.